                                                                       EXHIBIT A

                           CERTIFICATE OF AMENDMENT

                                      TO

                             DECLARATION OF TRUST

     The undersigned, Secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby certifies that in accordance with Article XIII, Section 4 of the Trust's Declaration of Trust, the Board of Trustees of the Trust, by unanimous vote, duly adopted a resolution on October 21, 1992 amending the Trust's Declaration of Trust effective as of the date hereof as follows:

     FIRST: The Declaration of Trust of this Trust is hereby amended by striking clause (iv) of the second sentence of Article IX, Section 1 in its entirety and substituting in lieu thereof the following:

          (iv) a termination of the Trust, unless in any case such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares and outstanding Preferred Shares, voting as a single class, shall be required.

     IN WITNESS WHEREOF, the undersigned, being Secretary of the Trust, has executed this instrument as of the 22nd day of October, 1992.

                                        NUVEEN PENNSYLVANIA INVESTMENT QUALITY
                                             MUNICIPAL FUND


                                        By:  /s/  James J. Wesolowski
                                            ----------------------------------
                                              James J. Wesolowski, Secretary


STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )

     Then personally appeared the above-named James J. Wesolowski, known to me as the Secretary of the Nuveen Pennsylvania Investment Quality Municipal Fund, who acknowledged the foregoing instrument to be his free act and deed, before me this 22nd day of October, 1992.

--------------------------------------        /s/  Karen L. Healy
|          "OFFICIAL SEAL"           |        ---------------------------------
|          Karen L. Healy            |        Notary Public
|  Notary Public, State of Illinois  |
|   My Commission Expires 12/30/95   |        My Commission Expires:  12/30/95
--------------------------------------                               ----------

             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

                    CERTIFIED COPY OF CORPORATE RESOLUTION
                    --------------------------------------

The undersigned, James J. Wesolowski, Secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust, (the "Fund") does hereby certify:

1. That he is the duly elected, qualified and acting Secretary of the Fund, has custody of the corporate records and is a proper officer to make this certification.

2. That at a meeting of the Board of Trustees of the Fund held on Tuesday, April 26, 1994, at which a quorum was present and voted throughout, the following resolution was duly adopted by said Board and said resolution has not been amended, altered or repealed and remains in full force and effect on the date hereof.

          WHEREAS, Standard & Poor's Corporation ("S&P") has indicated that it no longer requires leveraged closed-end municipal bond funds to maintain a minimum liquidity level as a condition to assigning a AAA rating to preferred shares issued by such funds;

          WHEREAS, pursuant to express authority granted in the Statement, the Board may from time to time, without vote or consent of shareholders, amend, alter or repeal certain definitions in the Statement, including the definition of "Minimum Liquidity Level", provided the Board receives written confirmation from S&P that such action would not impair the rating then assigned by S&P to the Fund's shares of MuniPreferred, MMP or MPS, as the case may be; and

          WHEREAS, in light of S&P's elimination of the minimum liquidity requirement, the Board believes it to be in the best interest of the Fund to amend the Statement to repeal the definition of Minimum Liquidity Level;

          NOW, THEREFORE, BE IT RESOLVED, that the Fund's Statement be, and hereby is, amended as follows:

               (a) the definition of Minimum Liquidity Level shall be, and hereby is, repealed in its entirety, subject to the Fund's receipt of the written confirmation from S&P described above; and

               (b) the definitions of "Dividend Coverage Assets", "Valuation Date" and "Dividend Coverage Amount" shall be, and hereby are, repealed to the extent such definitions pertain to the definition of Minimum Liquidity Level", subject to the Fund's receipt of the written confirmation from S&P described above.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 16th day of June, 1994.

                                           /s/  James J. Wesolowski
                                           ----------------------------------
                                           James J. Wesolowski, Secretary

             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

                            Incumbency Certification
                            ------------------------

              The undersigned, being the sole Trustee of the Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby certifies that, pursuant to Section 2 of Article V of the Declaration of Trust of the Trust dated December 19, 1990, the undersigned consented to an increase in the number of Trustees of the Trust from one (1) to seven (7), and to the appointment of the following six individuals as additional Trustees of the Trust, effective December 20, 1990:

                   Richard J. Franke
                   333 West Wacker Drive
                   Chicago, Illinois 60606

                   Royce A. Hoyle, Jr.
                   78 Brams Point Road
                   Hilton Head, South Carolina 29928

                   John E. O'Toole
                   666 Third Avenue
                   New York, New York 10017

                   Margaret K. Rosenheim
                   969 East 60th Street
                   Chicago, Illinois 60637

                   Robert G. Sether
                   P.O. Box 4274
                   Palm Desert, California 92261

                   Frank P. Wendt
                   Box 63
                   363 Pequot Avenue
                   Southport, Connecticut 06490

             IN WITNESS WHEREOF, the undersigned Trustee has executed this Incumbency Certificate on the 2nd day of January, 1991.


                                     /s/ Donald E. Sveen
                                     ------------------------
R E C E I V E D                      Donald E. Sveen, Trustee

  JAN 0 7 1991

 SECRETARY OF STATE
C 0 R P 0 R A T I O N

                   AMENDED AND RESTATED DECLARATION OF TRUST
                   -----------------------------------------

     AMENDED AND RESTATED DECLARATION OF TRUST made this 29th day of May, 1991 by the Trustee hereunder.

     WHEREAS, the Trustees have established a trust fund for the purposes of carrying on the business of a management investment company, such trust fund being established under a Declaration of Trust made on the 19th day of December, 1990 by Donald E. Sveen, as original Trustee (the "Original Declaration");

     WHEREAS, in furtherance of such purposes, the Trustees and any successor Trustees elected in accordance with Article V hereof have acquired and may hereafter acquire assets and properties which they will hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth; and

     WHEREAS, pursuant to Section 4 of Article XIII of the Original Declaration, the Trustees desire, out of an abundance of caution, to amend and restate the Original Declaration in its entirety in order to cure certain possible ambiguities, make certain minor changes and correct certain possibly defective provisions of the Original Declaration;

     NOW, THEREFORE, the Trustees and any successor Trustees elected in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, that they will manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth, and that the Original Declaration is hereby amended and restated to read in its entirety as follows.

                                   ARTICLE I
                                   ---------

                             NAME AND DEFINITIONS
                             --------------------

Section 1. Name. This Trust shall be known as the "Nuveen Pennsylvania Investment Quality Municipal Fund," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definition. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) The "Trust" refers to the Massachusetts voluntary association established by this Declaration of Trust, as amended from time to time, pursuant to Massachusetts General Laws, Chapter 182;

          (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article V hereof and then in office;

          (c) "Shares" mean the various units authorized by Article IV hereof into which the beneficial interest in the Trust shall be divided from time to time and include fractions of Shares as well as whole Shares;

          (d)  "Shareholder" means a record owner of Shares;

          (e) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time:

          (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act;

          (g) "Declaration of Trust" shall mean this Amended and Restated Declaration of Trust as it may be further amended or restated from time to time;

          (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

                                  ARTICLE II
                                  ----------

                          NATURE AND PURPOSE OF TRUST
                          ---------------------------

    The Trust is a voluntary association (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, including the following:

          To hold, invest, and reinvest its funds, and in connection therewith to hold part of all of its funds in cash, and to purchase or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and generally deal in any such securities and other negotiable or non-negotiable instruments, obligations and evidences of, indebtedness; and to exercise, as owner or holder of any securities or other instruments, all rights, powers, and privileges in respect thereof; and to do any and all acts and things for the preservation, protection and improvement of any and all such securities or other instruments, and, in general, to conduct the business of a closed-end investment company as that term is defined in the 1940 Act; and

          To engage in any lawful act or activity for which business trusts may be organized under Massachusetts law.

          The enumeration herewith of the objects and purposes of the Trust shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Trust may lawfully pursue or exercise.

                                  ARTICLE III

                               REGISTERED AGENT
                               ----------------

    The name of the registered agent of the Trust is CT Corporation System at 2 Oliver Street, Boston, Massachusetts.

     The Principal office of the Trust is 333 W. Wacker Drive, Chicago, IL
60606.

                                  ARTICLE IV
                                  ----------

                              BENEFICIAL INTEREST
                              -------------------

Section 1. Shares Of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such classes or series, and of such designations and par values (if any), and with such rights, preferences, privileges and restrictions as the Trustees may, without shareholder approval, from time to time create and establish. The number of Shares is unlimited and each Share shall be fully paid and nonassessable. There shall be no cumulative voting. The Shares shall initially be divided into two classes, a class of an unlimited number of common Shares, $.01 par value (the "Common Shares"), and a class of an unlimited number of preferred Shares, $.01 par value (the "Preferred Shares"), each having the powers, preferences, rights, qualifications, limitations and restrictions described below:

     (a) Preferred Shares. The Preferred Shares shall be issued from time to time in one or more classes or series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other class or classes or of any other series of the same or any other class or classes of Shares of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees (or a Committee thereof) in accordance with Section 2 of this Article IV. Any of such matters may be made dependent upon facts ascertainable outside this

Declaration of Trust, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

     (b)  Common Shares.

          (i) Subject to the rights of the holders of the Preferred Shares, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

          (ii) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

         (iii) Subject to the rights of the holders of the Preferred Shares, dividends, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. The Trustees may direct that any dividends as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust if such holder elects to have them reinvested.

          (iv) If any Common Shares shall have been purchased or otherwise reacquired by the Trust in accordance with law, all Shares so purchased or otherwise reacquired shall be retired automatically, and such retired Shares shall have the status of authorized but unissued Common Shares.

          (v) Common Shares shall be issued from time to time either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) as the Trustees, from time to time, may deem advisable subject to any applicable limitations contained in the 1940 Act.

          (vi) The Trust may issue Common Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Common Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.

Section 2. Establishment of Class or Series of Shares. The establishment and designation of any class or series of Shares shall be effective upon the adoption of a resolution by a majority of the then Trustees (or a Committee thereof) setting forth such establishment and designation and the relative rights and preferences of the Shares of such class or series. At any time that there are no Shares outstanding of any particular class or series previously established and designated, the Trustees (or a Committee thereof) may by a majority vote abolish that class or series and the establishment and designation thereof.

Section 3. Ownership of Shares. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Preferred Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

Section 4. No Preemptive Rights, Etc. The holders of Shares of any class or series shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares of any class or series shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every shareholder by virtue of having become a shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased shareholder to an accounting or to take any action in court of elsewhere against the trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any shareholder personally or to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

                                   ARTICLE V
                                   ---------

                                 THE TRUSTEES
                                 ------------

Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

Section 2. Qualification and Number. Each Trustee shall be a natural person. A Trustee need not be a shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees shall be such number as shall be fixed from time to time by the vote or consent of a majority of the Trustees then in office; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The initial number of Trustees of the Trust shall be one (1), and the following person shall act as Trustee: Donald E. Sveen. By the vote or consent of a majority of the Trustees then in office, the Trustees may fix the number of Trustees at a number greater than one (1) and may fill the vacancies created by any such increase in the number of Trustees. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4 of this Article V.

Section 3. Term and Election. Each Trustee named in or pursuant to the provisions of Section 2 shall serve as a Trustee until the first meeting of shareholders and until his successor is duly elected and qualified. Thereafter, each Trustee shall hold office until the next meeting of shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is elected in the interim to fill a vacancy shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees may determine. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or disqualification of a Trustee may be filled by the affirmative vote of a majority of the remaining Trustees, even though less than a quorum. The power of appointment described in this
Section 3 is subject to the provisions of Section 16(a) of the 1940 Act.

Section 4. Resignation and Removal. Any Trustee may resign his trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed from office only for "Cause" (as hereinafter defined) and only (i) by action of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares of the class or classes of Shares that elected such Trustee, or (ii) by written instrument, signed by at least sixty-six and two-thirds percent (66 2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" shall require willful misconduct, dishonesty, fraud or a felony conviction. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 5. Effect of Death, Resignation, Etc. The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 6. Owner of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each shareholder of a class shall have an undivided beneficial interest in the Trust which is proportionate to the interests of each other shareholder of such class.

Section 7. Voting Requirements. In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article V may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article V be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares and outstanding Preferred Shares, voting together as a single class. In the event the holders of Common Shares or the holders of Preferred Shares, as the case may be, are required by law or by any other provision of this Declaration of Trust to approve such an action by a class vote of such holders, such action must be approved by the holders of at least sixty-six and two-thirds percent (66-2/3%) of such holders or such lower percentage as may be required by law or by any other provision of this Declaration of Trust.

                                  ARTICLE VI
                                  ----------

                              POWERS OF TRUSTEES
                              ------------------

Section 1. Powers. The Trustees in all instances shall have full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Subject to any applicable limitation in the 1940 Act, this Declaration, or any resolution of the Trustees which authorizes the issuance of Preferred Shares, the Trustees shall have power and authority:

     (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences of indebtedness); negotiable or non-negotiable instruments; any and all futures contracts; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements);

     (b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the shareholders;

     (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

     (d) To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

     (e) To retain a transfer agent and shareholder servicing agent, or both;

     (f) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself or both;

     (g) To set record dates in the manner hereinafter provided for;

     (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

     (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XIII, Section 1 hereof;

     (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of investment companies;

     (m) To authorize the issuance from time to time of one or more classes or series of Shares, and to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and, except as prohibited by the 1940 Act, in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares;

     (n) To set apart, from time to time, out of any funds of the Trust available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve;

     (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (q) To make distributions of income and of capital gains to shareholders;

     (r) To borrow money and to pledge, mortgage, or hypothecate the assets of the Trust, subject to applicable requirements of the 1940 Act;

     (s) To establish, from time to time, a minimum total investment for shareholders, and to require the redemption of the Shares of any shareholders whose investment is less than such minimum upon giving notice to such shareholder of the terms of such redemption as established by the Trustees;

     (t) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (u) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, whether or not any such action may be determined to constitute negligence, and whether or not the Trust would have the power to indemnify such person against such liability; and

     (v) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     Any determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration of Trust as to any of the following matters shall be final and conclusive and shall be binding upon the Trust and every holder at any time of Shares, namely: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any quoted price to be applied in determining the market value, of any security owned or held by the Trust; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Trust; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Shares of the Trust. No provision of this Declaration of Trust shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder, or (ii) protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2. Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chairman of the Board or the President, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days' notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Board may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

Section 3. Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by this Declaration of Trust, or the By-Laws of the Trust.

Section 4. Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from its members an Executive Committee, an Audit Committee (whose function shall be to advise the Trustees as to the selection of and review of the work of the independent public accountants of the Trust) and any other committee, each such committee to consist of two or more persons who need not be Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution.

Section 5. Action By Written Consent In Lieu Of Meetings. Any action required or permitted to be taken by the Trustees (or a committee thereof) may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees (or a committee thereof) at which all Trustees were present.

                                  ARTICLE VII
                                  -----------

                             EXPENSES OF THE TRUST
                             ---------------------

     The Trustees shall have the power to reimburse themselves from the Trust property for their expenses and disbursements, to pay reasonable compensation to themselves from the Trust property, and to incur and pay any other expense which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, including, without limitation, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of custodians, transfer agents, and registrars, expenses of preparing prospectuses and statements of additional information, expenses of printing and distributing prospectuses to existing shareholders, auditing and legal expenses, reports to shareholders, expenses of meetings of shareholders and proxy solicitations therefor, insurance expenses, association membership dues, and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                 ARTICLE VIII
                                 ------------

         INVESTMENT ADVISER, PRINCIPAL UNDERWRITERS AND TRANSFER AGENT
         -------------------------------------------------------------

Section 1. Investment Adviser. The Trust may enter into a written contract with one or more persons (which term shall include any firm, corporation, trust or association), hereinafter referred to as the "Investment Adviser", to act as investment adviser to the Trust and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions. Any such contract shall be subject to the approval of those persons required by the 1940 Act to approve such contract, and shall be terminable at any time upon not more than 60 days' notice by resolution of the Trustees or by vote of a majority of the outstanding Common Shares.

     Subject to the provisions of Section 4 of this Article VIII, any such contract may be made with any firm or corporation in which any Trustee of the Trust may be interested. The compensation of the Investment Adviser may be based upon a percentage of the value of the net assets of the Trust, a percentage of the income or gross realized or unrealized gain of the Trust, or a combination thereof, or otherwise, as may be provided in such contract.

     Upon the termination of any contract with Nuveen Advisory Corp., or any corporation affiliated with John Nuveen & Co. Incorporated, acting as investment adviser or manager, the Trustees are hereby authorized to promptly change the name of the Trust to a name which does not include "Nuveen" or any approximation or abbreviation thereof.

     The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.

Section 2. Principal Underwriter. The Trust may enter into a written contract or contracts with an underwriter or underwriters or distributor or distributors whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares. Any such contract may provide that the Trust shall pay such other party or parties such amounts as the Trustees may in their discretion deem reasonable and proper, and may also provide that such other party or parties may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares. Subject to the provisions of Section 4 of this Article VIII, any such contract may be made with any firm or corporation, including, without limitation, the Investment Adviser, or any firm or corporation in which any Trustee of the Trust or the Investment Adviser may be interested.

Section 3. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract(s) whereby the other party shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws. Such services may be provided by one or more entities.

Section 4. Parties To Contract. Any contract of the character described in Sections 1, 2 and 3 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

Section 5. Provisions and Amendments. Any contract entered into pursuant to Sections 1 and 2 of this Article VIII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendments thereof or other applicable laws) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to
Section 1, shall be effective unless made in accordance with the requirements of the 1940 Act.

                                  ARTICLE IX
                                  ----------

                   SHAREHOLDERS' VOTING POWERS AND MEETINGS
                   ----------------------------------------

Section 1. Voting Power. The shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article V, (b) with respect to any investment advisory or management contract as provided in Article VIII, Sections 1 and 5, (c) with respect to any termination of the Trust to the extent and as provided in Article XIII, Section 1, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article XIII, Section 4, (e) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the shareholders, provided, however that a shareholder of a particular class or series shall not be entitled to bring any derivative or class action on behalf of any other class or series of the Trust, and (f) with respect to such additional matters relating to the Trust as may be required or authorized by law, the 1940 Act, this Declaration of Trust, the By-Laws of the Trust, any resolution of the Trustees which authorizes the issuance of Preferred Shares, or any registration of the Trust with the Commission or any State, as the Trustees may consider necessary or desirable.

     Notwithstanding any other provision of this Declaration of Trust, an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares and outstanding Preferred Shares, voting as a single class, shall be required to approve, adopt or authorize (i) a conversion of the Trust from a closed-end investment company to an open-end investment company, (ii) a merger or consolidation of the Trust with any corporation or a reorganization or recapitalization, (iii) a sale, lease or transfer of all or substantially all of the assets of the Trust (other than in the regular course of the Trust's investment activities), or (iv) a termination of the Trust, unless in any case such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares and outstanding Preferred Shares, voting as a single class, shall be required. Except as may otherwise be required by law, in the case of the conversion of the Trust from a closed-end investment company to an open-end investment company, or in the case of any of the foregoing transactions constituting a plan or reorganization (as such term is used in the 1940 Act) which adversely affects the Preferred Shares within the meaning of Section 18(a)(2)(D) of the 1940 Act, approval, adoption or authorization of the action in question will also require the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the Preferred Shares voting as a separate class; provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws.

     In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article IX may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article IX be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares and outstanding Preferred Shares, voting as a single class. In the event the holders of Common Shares or the holders of Shares of Preferred Shares, as the case may be, are required by law to approve such an action by a class vote of such holders, such action must be approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of such holders or such lower percentage as may be required by law.

Section 2. Meetings. Meetings of the shareholders may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the shareholders shall be held at such place within the United States as shall be fixed by the Trustees, and stated in the notice of the meeting. Meetings of the shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 3. Quorum and Action. (a) The holders of a majority of the voting power of the Shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when holders of Preferred Shares are entitled to elect any of the Trustees by class vote of such holders, the holders of 33 1/3% of such Shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

     (b) The shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the Shares present and entitled to vote at a meeting of shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act, any provision of this Declaration of Trust, any resolution of the Trustees which authorizes the issuance of Preferred Shares, or the By-Laws.

Section 4. Voting. At each meeting of the shareholders, every holder of Shares then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the 1940 Act, this Declaration of Trust, any resolution of the Trustees which authorizes the issuance of Preferred Shares, or the By-Laws, shall have one vote for each Share registered in his name.

Section 5. Action by Written Consent in Lieu of Meeting of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                                   ARTICLE X
                                   ---------

                                   CUSTODIAN
                                   ---------

Section 1. Appointment and Duties. All securities and cash of the Trust shall be held by a custodian meeting the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws. The Trust shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Trust held by the custodian. Said contract and all amendments thereto shall be approved by the Trustees of the Trust. The Trust shall upon the resignation or inability to serve of the custodian obtain a successor custodian and require that the cash and securities owned by the Trust be delivered directly to the successor custodian.

    The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the requirements for it custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws.

Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                  ARTICLE XI
                                  ----------

                                 DISTRIBUTIONS
                                 -------------

     The Trustees may in their sole discretion from time to time declare and pay such dividends and distributions to shareholders as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with this Declaration of Trust and good accounting practices.

                                  ARTICLE XII
                                  -----------

                  LIMITATION OF LIABILITY AND INDEMNIFICATION
                  -------------------------------------------


Section 1. Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing contained herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the shareholders shall be personally liable thereon.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or shareholders or shareholder individually.

     All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 2. Trustees' Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Indemnification. Subject to the exceptions and limitations contained in this Section 4, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

     No indemnification shall be provided hereunder to a Covered Person:

          (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or

          (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

          (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

          (ii)  by written opinion of independent legal counsel.

          The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

          Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this
Section 4 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4, provided that either:

          (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Section 4, a "Disinterested Trustee" is one (x) who is not an Interested Person of the Trust (including anyone who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

          As used in this Section 4, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 5. Shareholders. No personal liability for any debt or obligation of the Trust shall attach to any shareholder or former shareholder of the Trust. In case any shareholder or former shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any shareholder for taxes paid by reason of such shareholder's ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the shareholder or former shareholder, assume the defense of any claim made against the shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                 ARTICLE XIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

Section 1. Termination of Trust. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the shareholders without a vote of the shareholders of the Trust or by the affirmative vote of the shareholders entitled to vote at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares and Preferred Shares, voting as a single class, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares and Preferred Shares, voting as a single class, shall be required.

     Subject to any requirements of the 1940 Act, upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of Preferred Shares in the manner set forth by resolution of the Trustees, and to the holders of Common Shares held by such holders on the date of termination.

     At any time by the affirmative vote of the shareholders of the Trust entitled to vote more than fifty percent (50%) of the votes entitled to be cast, the Trustees may sell, convey and transfer the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any state of the United States in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the shareholders of the Trust, and if all of the assets of the Trust have been so distributed, the Trust shall be terminated.

Section 2. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any shareholder. A copy of this instrument and of each amendment shall be filed by the Trustees with the Secretary of State of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments. In this instrument or in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 3. Applicable Law. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 4. Amendments. Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees with the consent of shareholders holding more than fifty percent (50%) of Shares entitled to vote. In addition, notwithstanding any other provision to the contrary contained in this Declaration of Trust, the Trustees may amend this Declaration of Trust without the vote or consent of shareholders (i) at any time if the Trustees deem it necessary to conform this Declaration of Trust to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code or (ii) for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust has become effective. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by shareholder vote. Copies of amendments shall be filed as specified in Section 2 of this Article XIII.

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.

                                        /s/ DE Sveen
                                        -----------------------------
                                        Donald E. Sveen, Trustee
                                        25 W. 461 Plamondon Road
                                        Wheaton, IL 60187

                                        -----------------------------
                                        Richard J. Franke, Trustee
                                        179 East Lake Shore Drive, Apt. 28
                                        Chicago, IL 60611

                                        -----------------------------
                                        Frank P. Wendt, Trustee
                                        824 Harbor Road
                                        Southport, CT 06490

                                        -----------------------------
                                        Royce A. Hoyle, Jr., Trustee
                                        78 Brams Point Road
                                        Hilton Head, SC 29928

                                        -----------------------------
                                        John E. O'Toole, Trustee
                                        309 Stanwich Road
                                        Greenwich, CT 06830

                                        -----------------------------
                                        Margaret K. Rosenheim, Trustee
                                        5805 S. Dorchester
                                        Chicago, IL 60637

                                        -----------------------------
                                        Robert G. Sether, Trustee
                                        45 460 Camino Del Rey
                                        Indian Wells, CA 92210

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.

                                        -----------------------------
                                        Donald E. Sveen, Trustee
                                        25 W. 461 Plamondon Road
                                        Wheaton, IL 60187

                                        /s/ Richard J. Franke
                                        -----------------------------
                                        Richard J. Franke, Trustee
                                        179 East Lake Shore Drive, Apt. 28
                                        Chicago, IL 60611

                                        -----------------------------
                                        Frank P. Wendt, Trustee
                                        824 Harbor Road
                                        Southport, CT 06490

                                        -----------------------------
                                        Royce A. Hoyle, Jr., Trustee
                                        78 Brains Point Road
                                        Hilton Head, SC 29928

                                        -----------------------------
                                        John E. O'Toole, Trustee
                                        309 Stanwich Road
                                        Greenwich, CT 06830

                                        -----------------------------
                                        Margaret K Rosenheim, Trustee
                                        5805 S. Dorchester
                                        Chicago, IL 60637

                                        -----------------------------
                                        Robert G. Sether, Trustee
                                        45 460 Camino Del Rey
                                        Indian Wells, CA 92210

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.

                                        -----------------------------
                                        Donald E. Sveen, Trustee
                                        25 W. 461 Plamondon Road
                                        Wheaton, IL 60187

                                        -----------------------------
                                        Richard J. Franke, Trustee
                                        179 East Lake Shore Drive, Apt. 28
                                        Chicago, IL 60611

                                        /s/ Frank P. Wendt
                                        -----------------------------
                                        Frank P. Wendt, Trustee
                                        824 Harbor Road
                                        Southport, CT 06490

                                        -----------------------------
                                        Royce A. Hoyle, Jr., Trustee
                                        78 Brains Point Road
                                        Hilton Head, SC 29928

                                        -----------------------------
                                        John E. O'Toole, Trustee
                                        309 Stanwich Road
                                        Greenwich, CT 06830

                                        -----------------------------
                                        Margaret K. Rosenheim, Trustee
                                        5805 S. Dorchester
                                        Chicago, IL 60637

                                        -----------------------------
                                        Robert G. Sether, Trustee
                                        45 460 Camino Del Rey
                                        Indian Wells, CA 92210

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.

                                        -----------------------------
                                        Donald E. Sveen, Trustee
                                        25 W. 461 Plamondon Road
                                        Wheaton, IL 60187

                                        -----------------------------
                                        Richard J. Franke, Trustee
                                        179 East Lake Shore Drive, Apt. 28
                                        Chicago, IL 60611

                                        -----------------------------
                                        Frank P. Wendt, Trustee
                                        824 Harbor Road
                                        South t, CT 06490


                                        /s/ Royce A. Hoyle, Jr.
                                        -----------------------------
                                        Royce A. Hoyle, Jr., Trustee
                                        78 Brains Point Road
                                        Hilton Head, SC 29928

                                        -----------------------------
                                        John E. O'Toole, Trustee
                                        309 Stanwich Road
                                        Greenwich, CT 06830

                                        -----------------------------
                                        Margaret K. Rosenheim, Trustee
                                        5805 S. Dorchester
                                        Chicago, IL 60637

                                        -----------------------------
                                        Robert G. Sether, Trustee
                                        45 460 Camino Del Rey
                                        Indian Wells, CA 92210

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.



                                           -----------------------------------
                                           Donald E. Sveen, Trustee
                                           25 W. 461 Plamondon Road
                                           Wheaton, IL 60187



                                           -----------------------------------
                                           Richard J. Franke, Trustee
                                           179 East Lake Shore Drive, Apt. 28
                                           Chicago, IL 60611



                                           -----------------------------------
                                           Frank P. Wendt, Trustee
                                           824 Harbor Road
                                           Southport, CT 06490



                                           -----------------------------------
                                           Royce A. Hoyle, Jr., Trustee
                                           78 Brams Point Road
                                           Hilton Head, SC 29928


                                           /s/  John E. O'Toole
                                           -----------------------------------
                                           John E. O'Toole, Trustee
                                           309 Stanwich Road
                                           Greenwich, CT 06830



                                           -----------------------------------
                                           Margaret K. Rosenheim, Trustee
                                           5805 S. Dorchester
                                           Chicago, IL 60637



                                           -----------------------------------
                                           Robert G. Sether, Trustee
                                           45 460 Camino Del Rey
                                           Indian Wells, CA 92210

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.



                                           -----------------------------------
                                           Donald E. Sveen, Trustee
                                           25 W. 461 Plamondon Road
                                           Wheaton, IL 60187



                                           -----------------------------------
                                           Richard J. Franke, Trustee
                                           179 East Lake Shore Drive, Apt. 28
                                           Chicago, IL 60611



                                           -----------------------------------
                                           Frank P. Wendt, Trustee
                                           824 Harbor Road
                                           Southport, CT 06490



                                           -----------------------------------
                                           Royce A. Hoyle, Jr., Trustee
                                           78 Brams Point Road
                                           Hilton Head, SC 29928



                                           -----------------------------------
                                           John E. O'Toole, Trustee
                                           309 Stanwich Road
                                           Greenwich, CT 06830


                                           /s/  Margaret K. Rosenheim
                                           -----------------------------------
                                           Margaret K. Rosenheim, Trustee
                                           5805 S. Dorchester
                                           Chicago, IL 60637



                                           -----------------------------------
                                           Robert G. Sether, Trustee
                                           45 460 Camino Del Rey
                                           Indian Wells, CA 92210

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.



                                           -----------------------------------
                                           Donald E. Sveen, Trustee
                                           25 W. 461 Plamondon Road
                                           Wheaton, IL 60187



                                           -----------------------------------
                                           Richard J. Franke, Trustee
                                           179 East Lake Shore Drive, Apt. 28
                                           Chicago, IL 60611



                                           -----------------------------------
                                           Frank P. Wendt, Trustee
                                           824 Harbor Road
                                           Southport, CT 06490



                                           -----------------------------------
                                           Royce A. Hoyle, Jr., Trustee
                                           78 Brams Point Road
                                           Hilton Head, SC 29928



                                           -----------------------------------
                                           John E. O'Toole, Trustee
                                           309 Stanwich Road
                                           Greenwich, CT 06830



                                           -----------------------------------
                                           Margaret K. Rosenheim, Trustee
                                           5805 S. Dorchester
                                           Chicago, IL 60637


                                           /s/  Robert G. Sether
                                           -----------------------------------
                                           Robert G. Sether, Trustee
                                           45 460 Camino Del Rey
                                           Indian Wells, CA 92210

STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )


    Then personally appeared the above-named Donald E. Sveen, Richard J. Franke, Frank P. Wendt, John E. O'Toole, Margaret K. Rosenheim and Robert G. Sether known to me to be the trustees of the Nuveen Pennsylvania Investment Quality Municipal Fund, who each acknowledged the foregoing instrument to be his free act and deed, before me this 21st day of May, 1991.


--------------------------------------     /s/  Arlene C. Riley
|           "OFFICIAL SEAL"          |     -----------------------------------
|           Arlene C. Riley          |     Notary public
| Notary Public    State of Illinois |
|    My Commission Expires 4/6/95    |     My Commission Expires:    4/6/95
--------------------------------------                            ------------

             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

                            Incumbency Certificate
                            ----------------------

     The undersigned, being the sole Trustee of the Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby certifies that, pursuant to Section 2 of Article V of the Declaration of Trust of the Trust dated December 19, 1990, the undersigned consented to an increase in the number of Trustees of the Trust from one (1) to seven (7), and to the appointment of the following six individuals as additional Trustees of the Trust, effective December 20, 1990:

                                           Richard J. Franke
                                           333 West Wacker Drive
                                           Chicago, Illinois 60606

                                           Royce A. Hoyle, Jr.
                                           78 Brams Point Road
                                           Hilton Head, South Carolina 29928

                                           John E. O'Toole
                                           666 Third Avenue
                                           New York, New York 10017

                                           Margaret K. Rosenheim
                                           969 East 60th Street
                                           Chicago, Illinois 60637

                                           Robert G. Sether
                                           P.O. Box 4274
                                           Palm Desert, California 92261

                                           Frank P. Wendt
                                           Box 63
                                           363 Pequot Avenue
                                           Southport, Connecticut 06490


     IN WITNESS WHEREOF, the undersigned Trustee has executed this Incumbency Certificate on the 2nd day of January, 1991.


                                           /s/  Donald E. Sveen
                                           -----------------------------------
                                           Donald E. Sveen, Trustee

                          CERTIFICATE OF AMENDMENT TO
                    STATEMENT ESTABLISHING AND FIXING THE
               RIGHTS AND PREFERENCES OF MUNICIPAL AUCTION RATE
                        CUMULATIVE PREFERRED SHARES OF
             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

     The undersigned, a Vice President and Secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby certifies as follows:

2. The Board of Trustees of the Trust, in accordance with [(SS)5(1)(i) and 13(A) of] the Trust's Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Shares (the "Statement"), and [(SS)1(a) and 2 of Article IV of] the Trust's Declaration of Trust, adopted a resolution on December 18, 1998, to amend the Statement.

3. Such amendment shall be effective [on] [as of the close of business on] [June 22, 1999].

4. The following portions of the Statement are hereby set forth in their amended form as follows:

     a. Appendix A, Section 1 shall include the following paragraph after the second paragraph of the Section:

               "SERIES T: a series of 10,000 shares of Preferred Shares, par value $.01 per share, liquidation preference $25,000 per share, is hereby designated "Municipal Auction Rate Cumulative Preferred Shares, Series T." _____ shares of Series T MuniPreferred shall be issued at the close of business on June 25, 1999 and, for purposes hereof, be deemed to have a Date of Original Issue of [___________]; have an Applicable Rate for its Initial Dividend Period equal to ____% per annum; have an initial Dividend Payment Date of Friday, July 7, 1999; and have such other preferences, limitation and relative voting rights, in addition to those required by applicable law or set forth in the Declaration applicable to Preferred Shares of the Fund, as set forth in Part I and Part II of this Statement. The Series T MuniPreferred shall constitute a separate series of Preferred Shares of the Fund, and each share of Series T MuniPreferred shall be identical except as provided in Section 11 of Part I of this Statement.

     b. Appendix A, Section 2 of the Statement shall read in its entirety as follows:

          "The number of authorized shares constituting Series T MuniPreferred is 10,000, Series W MuniPreferred is 2,400, and Series TH MuniPreferred is 2,000."

c. Appendix A, Section 5 shall include the following sentence after the second sentence of the section.

          "The Initial Rate Period of shares of Series T MuniPreferred shall be the period from and including the Date of Original Issue thereof to but excluding July 6, 1999."

d. Appendix A, Section 6 of the Statement shall read in its entirety as follows:

          "November 30, 1993 for Series W MuniPreferred, February 28, 1995 for Series TH MuniPreferred, and August 31, 1999 for Series T MuniPreferred."

e. Appendix A, Section 7 of the Statement shall read in its entirety as follows:

                                                     SERIES OF
               "PARTY:                             MUNIPREFERRED:


     Salomon Smith Barney Inc.                         Series T
     Merrill Lynch, Pierce, Fenner &                   Series W
     Smith Incorporated
     Lehman Brothers, Inc.                             Series TH"

f.   Appendix A, Section 9 shall read in its entirety as follows:

          "Except as otherwise provided in paragraph (d) of Section 2 of Part I of this Statement, dividends shall be payable on shares of Series W MuniPreferred on Thursday, June 20, 1991, and on each Thursday thereafter; on Series TH MuniPreferred on Friday, January 13, 1995, and on each Friday thereafter, and on Series T MuniPreferred on Friday, July 7, 1999, and on each Wednesday thereafter."

g. Appendix A, Section 10 shall provide that the amount for purposes of subparagraph (c)(i) of Section 5 of Part I of this Statement is $110,000,000.

IN WITNESS WHEREOF, the undersigned, being a Vice President and Secretary of the Trust, has executed this instrument as of this 22nd day of June, 1999.


                                              ___________________________
                                              Gifford R. Zimmerman
                                              Vice President and Secretary

                          CERTIFICATE OF AMENDMENT TO
                     STATEMENT ESTABLISHING AND FIXING THE
               RIGHTS AND PREFERENCES OF MUNICIPAL AUCTION RATE
                        CUMULATIVE PREFERRED SHARES OF
             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

     The undersigned, a Vice President and Assistant Secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby Certifies as follows.

1. The Board of Trustees of the Trust, in accordance with the Trust's Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Shares (the "Statement"), and the Trust's Declaration of Trust, adopted a resolution on August 30, 1994 to amend the Statement.

2. Such amendment shall be effective as of the close of business on January 9, 1995.

3. The following portions of the Statement are hereby set forth in their amended form as follows:

     a. Appendix A. Section 1 shall include the following paragraph after the first Paragraph of the Section:

               "Series TH: a series of 2,000 shares of Preferred Shares, par value $.01 per share. Liquidation preference $25,000 per share, is hereby designated "Municipal Auction Rate Cumulative Preferred Shares. Series TH. "Each share of Series TH MuniPreferred shall be issued at the close of business on January 9, 1995 and, for purposes hereof, be deemed to have a Date of Original Issue of January, 10, 1995; have an Applicable Rate for its Initial Dividend Period equal to 3.99% per annum have an Initial Dividend Payment Date of Friday, January 13 1995, and have such other preferences, limitation and relative voting rights in addition to those required by applicable law or set forth in the Declaration applicable to Preferred Shares of the Fund as set forth in Part I and Part II of this Statement. The Series TH MuniPreferred shall constitute a separate series of Preferred Shares of the Fund, and each share of Series TH MuniPreferred shall be identical except as provided in Section II of Part I of this Statement"

     b. Appendix A. Section 2 of the Statement shall read in its entirety as follows:

               "The number of authorized shares constituting Series W MuniPreferred is 2,400 and constituting Series TH MuniPreferred is 2,000."

     c. Appendix A. Section 5 shall include the following sentence after the first sentence of the section.

               "The Initial Rate Period for shares of Series TH MuniPreferred shall be the period from and including the Date of the Original Rate thereof to but excluding January 13, 1995.

     d. Appendix A. Series 6 of the Statement shall read in its entirety as follows:

               "November 30, 1993 for Series W MuniPreferred and February 28, 1995 for Series TH MuniPreferred."

    C. Appendix A. Series 7 of the Statement shall read in its entirety as follows:

        "Party:                               Series of
                                              MuniPreferred:

        Merrill Lynch, Pierce,                Series W
        Fenner & Smith Incorporated

        Lehman Brothers, Inc.                 Series TH"

    f.  Appendix A. Section 9 shall read in its entirety as follows:

               "Except as otherwise provided in paragraph (d) of Section 2 of
               Part I of this Statement, dividends shall be payable on shares of Series W MuniPreferred on Thursday, June 20, 1991, and on each Thursday thereafter and on Series TH MuniPreferred on Friday January 13, 1995, and on each Friday thereafter."

    g. Appendix A. Section 10 shall provide that the amount for purposes of Subparagraph (?) of Section 5 of Part I of this Statement is $110,000,000.

     IN WITNESS WHEREOF, The undersigned being a Vice President and Assistant Secretary of the Trust, has executed this instrument as of this 5th day of January, 1995.

                                   /s/ Larry W. Martin
                                   -------------------------
                                   Larry W. Martin
                                   Vice President and Assistant Secretary

AMENDMENT TO DECLARATION
NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

                                        A TRUE COPY ATTEST

                                        WILLIAM FRANCIS GALVIN
                                        SECRETARY OF THE COMMONWEALTH
                                        12-10-98       LC
                                         DATE         CLERK

FEE PAID
$100.00
MAY 11, 1998

CASHIERS                                     Marie Wilson

SECRETARY'S OFFICE                           Bingham, Dana & Gould.

Michael Joseph Conolly                       951-8000

             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

                    CERTIFIED COPY OF CORPORATE RESOLUTION

THE UNDERSIGNED, JAMES J. WESOLOWSKI, Secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust, (the "Fund") does hereby certify:

1. That he is the duly elected, qualified and acting Secretary of the Fund, has custody of the corporate records and is a proper officer to make this certification.

2. That at a meeting of the Board of Trustees of the Fund held on Tuesday, April 26, 1994, at which a quorum was present and voted throughout, the following resolution was duly adopted by said Board and said resolution has not been amended, altered or repealed and remains in full force and effect on the date hereof:

          WHEREAS, Standard & Poor's Corporation ("S&P") has indicated that it no longer requires leveraged closed-end municipal bond funds to maintain a minimum liquidity level as a condition to assigning a AAA rating to preferred shares issued by such funds;

          WHEREAS, pursuant to express authority granted in the Statement, the Board may from time to time, without vote or consent of shareholders, amend, alter or repeal certain definitions in the Statement, including the definition of "Minimum Liquidity Level", provided the Board receives written confirmation from S&P that such action would not impair the rating then assigned by S&P to the Fund's shares of MuniPreferred, MMP or MPS, as the case may be; and

          WHEREAS, in light of S&P's elimination of the minimum liquidity requirement, the Board believes it to be in the best interest of the Fund to amend the Statement to repeal the definition of Minimum Liquidity Level;

          NOW, THEREFORE, BE IT RESOLVED, that the Fund's Statement be, and hereby is, amended as follows:

               (a) the definition of Minimum Liquidity Level shall be, and hereby is, repealed in its entirety, subject to the Fund's receipt of the written confirmation from S&P described above; and

               (b) the definitions of "Dividend Coverage Assets", "Valuation Date" and "Dividend Coverage Amount" shall be, and hereby are, repealed to the extent such definitions pertain to the definition of "Minimum Liquidity Level", subject to the Fund's receipt of the written confirmation from S&P described above.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 16th day of June, 1994.

                                 /s/ James J. Wesolowski
                                 -----------------------------------------
                                 James J. Wesolowski, Secretary

                          CERTIFICATE OF AMENDMENT TO
                     STATEMENT ESTABLISHING AND FIXING THE
               RIGHTS AND PREFERENCES OF MUNICIPAL AUCTION RATE
                   CUMULATIVE PREFERRED SHARES, SERIES W, OF
             NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

     The undersigned, a Vice President and Assistant Secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby certifies as follows:

     1. The Board of Trustees of the Trust, in accordance with the Trust's Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Shares, Series W (the "Statement"), and the Trust's Declaration of Trust, adopted a resolution on October 19, 1993, to amend the Statement.

     2. Such amendment shall be effective as of the close of business on January 6, 1994.

     3. The following portions of the Statement are hereby set forth in their amended form as follows:

          a. Paragraph FIRST, Line 6 of the Statement shall read in its entirety as follows: "Preferred Shares, liquidation preference $25,000 per share, having such designation."

          b. Definitions, Paragraph (tt) of the Statement shall read in its entirety as follows: "(tt) "LIQUIDATION PREFERENCE," with respect to a given number of shares of MuniPreferred, means $25,000 times that number."

          c. Definitions, Paragraph (fff) Line 4 of the Statement shall read in its entirety as follows: "$25,000 (plus the product of the number of shares of any other series of Pre-"

          d. Part I, Section 2, Subparagraph (e)(ii), Line 10 of the Statement shall read in its entirety as follows: "applying the rate obtained against $25,000."

          e. Part I, Section 11, Subparagraph (a)(i), Line 6 of the Statement shall read in its entirety as follows: "to the sum of $25,000 plus an amount equal to accumulated but unpaid"

          f. Part I, Section 11, Subparagraph (a)(i), Line 10 of the Statement shall read in its entirety as follows: "redemption fewer than 500 shares of such series remain outstanding; (2)"

     g. Part I, Section 11, Subparagraph (a)(iv), Line 9 of the Statement shall read in its entirety as follows: "redemption price per share equal to the sum of $25,000 plus an amount"

     h. Part I, Section 11, Subparagraph (b), Line 2 of the Statement shall read in its entirety as follows: "price equal to $25,000 per share plus accumulated but unpaid dividends"

     i. Appendix A, Section 1, Lines 1 and 2 of the Statement shall read in their entirety as follows: "Series W: A series of 2,400 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Municipal Auction Rate Cumulative"

     j. Appendix A, Section 2 of the Statement shall read in its entirety as follows: "The number of authorized shares constituting Series W MuniPreferred is 2,400."

     k. Appendix A, Section 12, Line 39 of the Statement shall read in its entirety as follows: $25,000."

     IN WITNESS WHEREOF, the undersigned, being a Vice President and Assistant Secretary of the Trust, has executed this instrument as of the 3rd day of January, 1994.

                              NUVEEN PENNSYLVANIA INVESTMENT
                              QUALITY MUNICIPAL FUND

                              By:  /s/ Larry W. Martin,
                                 -------------------------------
                                 Larry W. Martin,
                                 Vice President and Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                       STATEMENT ESTABLISHING AND FIXING
                       THE RIGHTS AND PREFERENCES OF THE
                            MUNICIPAL AUCTION RATE
                         CUMULATIVE PREFERRED SHARES,
                  SERIES W OF NUVEEN PENNSYLVANIA INVESTMENT
                            QUALITY MUNICIPAL FUND

     The undersigned, secretary of Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the "Trust"), hereby certifies as follows:

     1. The Board of Trustees of the Trust, in accordance with the Trust's Statement Establishing and Fixing the Rights and Preferences of the Municipal Auction Rate Cumulative Preferred Shares (the "Statement") and the Trust's Declaration of Trust (the "Declaration"), adopted a resolution, on April 20, 1993, to amend and restate the Statement in its entirety.

     2. On September 16, 1993, such amendment and restatement was approved by the requisite number of holders of the outstanding common shares and preferred shares of beneficial interest in accordance with the Statement and the Declaration.

     3. The statement, as amended and restated in its entirety, is attached hereto as Exhibit A.

     IN WITNESS WHEREOF, the undersigned, being Secretary of the Trust, has executed this instrument as of the 16th day of September, 1993.

                            NUVEEN PENNSYLVANIA
                            INVESTMENT QUALITY
                            MUNICIPAL FUND

                            By:  /s/ 0. Walter Renfftlen
                               -------------------------------
                               0. Walter Renfftlen
                               Vice President and Controller
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                        NUVEEN PENNSYLVANIA INVESTMENT
                            QUALITY MUNICIPAL FUND
   STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF MUNICIPAL
          AUCTION RATE CUMULATIVE PREFERRED SHARES ("MUNIPREFERRED")

     NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND, A MASSACHUSETTS BUSINESS TRUST (THE "FUND"), CERTIFIES THAT:

     FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article IV of the Fund's Declaration of Trust, as amended (which, as hereafter restated or amended from time to time is, together with this Statement, herein called the "Declaration"), the Board of Trustees has, by resolution, authorized the issuance of shares of the Fund's authorized Preferred Shares, liquidation preference $50,000 per share, having such designation or designations as to series as is set forth in Section 1 of APPENDIX A hereto and such number of shares per such series as is set forth in Section 2 of APPENDIX A hereto.

     SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each series of MuniPreferred described in Section 1 of APPENDIX A hereto are as follows (each such series being referred to herein as a series of MuniPreferred, and shares of all such series being referred to herein individually as a share of MuniPreferred and collectively as shares of MuniPreferred):

                             DEFINITIONS

     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 3 OF APPENDIX A hereto, as used in Parts I and II of this Statement, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     (a)"'AA' COMPOSITE COMMERCIAL PAPER RATE," on any date for any Rate Period of shares of a series of MuniPreferred, shall mean (i) (A) in the case of any Minimum Rate Period or any Special Rate Period of fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; PROVIDED, HOWEVER, that if such Rate Period is a Minimum Rate Period and the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate for shares of such series when all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the interest equivalent of the seven-day rate, and
(B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate; (2) 70 or more but fewer than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates; (3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate; (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates; (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate; (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the 120-day and 180-day rates; and (7) 162 or more but fewer than 183 Rate

Period Days, the interest equivalent of the 180-day rate, in each case on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite
Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Fund to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Fund does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     (b) "ACCOUNTANT'S CONFIRMATION" shall have the meaning specified in paragraph (c) of Section 7 of Part I of this Statement.

     (c) "AFFILIATE" shall mean, for purposes of the definition of "Outstanding," any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund, PROVIDED, HOWEVER, that no Broker-Dealer controlled by, in control of or under common control with the Fund shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the trustees, directors or executive officers of which is a trustee of the Fund be deemed to be an Affiliate solely because such trustee, director or executive officer is also a trustee of the Fund.

     (d) "AGENT MEMBER" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

     (e) "ANTICIPATION NOTES" shall mean Tax Anticipation Notes (TANs), Revenue Anticipation Notes (RANs), Tax and Revenue Anticipation Notes (TRANs), Grant Anticipation Notes (GANs) that are rated by S&P and Bond Anticipation Notes
(BANs) that are rated by S&P.

     (f)  "APPLICABLE RATE" shall have the meaning specified in subparagraph
(e)(i) of Section 2 of Part I of this Statement.

     (g) "AUCTION" shall mean each periodic implementation of the Auction Procedures.

     (h) "AUCTION AGENCY AGREEMENT" shall mean the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of MuniPreferred so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

     (i) "AUCTION AGENT" shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with Section 6 of Part II of this Statement.

     (j) "AUCTION DATE," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

     (k) "AUCTION PROCEDURES" shall mean the procedures for conducting Auctions set forth in Part II of this Statement.

     (l) "AVAILABLE MUNIPREFERRED" shall have the meaning specified in paragraph (a) of Section 3 of Part II of this Statement.

     (m) "BENCHMARK RATE" shall have the meaning specified in Section 12 of Appendix A hereto.

     (n) "BENEFICIAL OWNER," with respect to shares of a series of MuniPreferred, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

     (o) "BID" and "BIDS" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

     (p) "BIDDER" AND "BIDDERS" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement, PROVIDED, HOWEVER, that neither the Fund nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Fund may be a Bidder in an Auction, but only if the orders placed by such Broker-Dealer are not for its own account.

     (q) "BOARD OF TRUSTEES" shall mean the Board of Trustees of the Fund or any duly authorized committee thereof.

     (r) "BROKER-DEALER" shall mean any broker-dealer commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in
Part II of this statement, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

     (s) "BROKER-DEALER AGREEMENT" shall mean an agreement among the Fund, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Statement.

     (t) "BUSINESS DAY" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

     (u)  "Code" means the Internal Revenue Code of 1986, as amended.

     (v) "COMMERCIAL PAPER DEALERS" shall mean Lehman Commercial Paper Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

     (w) "COMMON SHARES" shall mean the common shares of beneficial interest, par value $.01 per share, of the Fund.

     (x) "CURE DATE" shall mean the MuniPreferred Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

     (y) "DATE OF ORIGINAL ISSUE," with respect to shares of a series of MuniPreferred, shall mean the date on which the Fund initially issued such shares.

     (z) "DECLARATION" shall have the meaning specified on the first page of this Statement.

     (aa) "DEPOSIT SECURITIES" shall mean cash and Municipal Obligations rated at least A-l+ or SP-I+ by S&P, except that, for purposes of subparagraph (a)(v) of Section 11 of Part I of this Statement, such Municipal Obligations shall be considered "Deposit Securities" only if they are also rated P-1, MIG-1 or VMIG-1 by Moody's.

     (bb) "DISCOUNTED VALUE," as of any Valuation Date, shall mean, (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) (a) with respect to a Moody's Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, or (b) with respect to a Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moody's Discount Factor.

     (cc) "DIVIDEND COVERAGE AMOUNT," as of any Valuation Date, shall mean, with respect to each share of MuniPreferred, (i) the aggregate amount of dividends that will accumulate on such share of MuniPreferred to (but not including) the first Dividend Payment Date for such share that follows such Valuation Date, less (ii) the combined value of Deposit Securities irrevocably deposited for the payment of dividends on such share of MuniPreferred.

     (dd) "DIVIDEND COVERAGE ASSETS," as of any Valuation Date, shall mean, with respect to each share of MuniPreferred, Deposit Securities with maturity or tender dates not later than the day preceding the first Dividend Payment Date for such share that follows such Valuation Date and having a value not less than the Dividend Coverage Amount with respect to such share.

     (ee) "DIVIDEND PAYMENT DATE," with respect to shares of a series of MuniPreferred, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph (d) of Section 2 of Part I of this Statement.

     (ff) "DIVIDEND PERIOD," with respect to shares of a series of MuniPreferred, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

     (gg) "EXISTING HOLDER," with respect to shares of a series of MuniPreferred, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Fund) that is listed on the records of the Auction Agent as a holder of shares of such series.

     (hh) "FAILURE TO DEPOSIT," with respect to shares of a series of MuniPreferred, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after notice of redemption is mailed pursuant to paragraph (c) of Section 11 of Part I of this Statement; PROVIDED, HOWEVER, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of shares of MuniPreferred when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

     (ii) "FEDERAL TAX RATE INCREASE" shall have the meaning specified in the definition of "Moody's Volatility Factor."

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     (jj) "FUND" shall mean the entity named on the first page of this
Statement, which is the issuer of the shares of MuniPreferred.

     (kk) "GROSS-UP PAYMENT" shall have the meaning specified in Section 4 of APPENDIX A hereto.

     (ll) "HOLDER," with respect to shares of a series of MuniPreferred, shall mean the registered holder of such shares as the same appears on the record books of the Fund.

     (mm) "HOLD ORDER" AND "HOLD ORDERS" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

     (nn) "INDEPENDENT ACCOUNTANT" shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Fund an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

     (oo) "INITIAL RATE PERIOD," with respect to shares of a series of MuniPreferred, shall have the meaning specified with respect to shares of such series in Section 5 of APPENDIX A hereto.

     (pp) "INTEREST EQUIVALENT" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     (qq) "ISSUE TYPE CATEGORY," if defined in Section 4 of APPENDIX A hereto, shall have the meaning specified in that section.

     (rr) "KENNY INDEX" shall have the meaning specified in the definition of "Taxable Equivalent of the Short-Term Municipal Bond Rate."

     (ss) "LATE CHARGE" shall have the meaning specified in subparagraph
(e)(1)(B) of Section 2 of Part I of this Statement.

     (tt) "LIQUIDATION PREFERENCE," with respect to a given number of shares of MuniPreferred, means $50,000 times that number.

     (uu) "MARKET VALUE" of any asset of the Fund shall mean the market value thereof determined by the pricing service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

     (vv) "MAXIMUM POTENTIAL GROSS-UP PAYMENT LIABILITY," as of any Valuation Date, shall mean the aggregate amount of Gross-up Payments that would be due if the Fund were to make Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Fund, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Gross-up Payments are fully taxable.

     (ww) "MAXIMUM RATE," for shares of a series of MuniPreferred on any Auction Date for shares of such series, shall mean:

          (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Fund pursuant to Section 4 of Part I of this Statement, the product of (A) the Reference Rate on such Auction Date for the next Rate Period of shares of such series and (B) the Rate Multiple on such Auction Date, unless shares of such series have or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of shares of such series after such Special Rate Period, in which case the higher of:

               (A) the dividend rate on shares of such series for the then-ending Rate Period; and

               (B) the product of (1) the higher of (x) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, and (y) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of shares of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (2) the Rate Multiple on such Auction Date; or

          (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Fund pursuant to Section 4 of Part I of this Statement, the product of (A) the highest of (1) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, (2) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (3) the Reference Rate on such Auction Date for Minimum Rate Periods and (B) the Rate Multiple on such Auction Date.

     (xx) "MINIMUM LIQUIDITY LEVEL" shall have the meaning specified in Section 8 of Part I of this Statement.

     (yy) "MINIMUM RATE PERIOD" shall mean any Rate Period consisting of 7 Rate Period Days.

     (zz) "MOODY'S" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

     (aaa) "MOODY'S DISCOUNT FACTOR" shall have the meaning specified in Section 4 of APPENDIX A, hereto.

     (bbb) "MOODY'S ELIGIBLE ASSET" shall have the meaning specified in Section 4 of APPENDIX A hereto.

     (ccc) "MOODY'S EXPOSURE PERIOD" shall mean the period commencing on a given Valuation Date and ending 56 days thereafter.

     (ddd) "MOODY'S VOLATILITY FACTOR" shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate Period, any Special Rate Period of 28 Rate Period Days or fewer, or any Special Rate Period of 57 Rate Period Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this definition: (ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%; (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any Special Rate Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points (the "Federal Tax Rate Increase"), until the effective date of such increase, the Moody's

Volatility Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:

                     FEDERAL TAX
                    RATE INCREASE            VOLATILITY
                    -------------            ----------
                        5%                      295%
                        10%                     317%
                        15%                     341%
                        20%                     369%
                        25%                     400%
                        30%                     436%
                        35%                     477%
                        40%                     525%

     (eee) "MUNIPREFERRED" shall have the meaning set forth on the first page of this Statement.

     (fff) "MUNIPREFERRED BASIC MAINTENANCE AMOUNT," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of shares of MuniPreferred outstanding on such date multiplied by $50,000 (plus the product of the number of shares of any other series of Preferred Shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to shares of MuniPreferred (or other Preferred Shares) then subject to redemption, (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of MuniPreferred outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of MuniPreferred outstanding from such first respective Dividend Payment Date therefor through the 56th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment
Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Fund shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to Section 4(d)(i) of this Part I with respect to shares of such series, such Maximum Rate shall be the higher of (a) the Maximum Rate for the Special Rate Period of shares of such series to commence on such Dividend Payment Date and (b) the Maximum Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor applicable to a Minimum Rate Period, or, in the event the Fund shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to Section 4(d)(i) of this Part I with respect to shares of such series designating a Special Rate Period consisting of 56 Rate Period Days or more, the Volatility Factor applicable to a Special Rate Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares outstanding from such respective dividend payment dates through the 56th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of Preferred Shares other than MuniPreferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of Preferred Shares other than MuniPreferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date; (E) the amount of the Fund's Maximum Potential Gross-up Payment Liability in respect of shares of MuniPreferred (and similar amounts payable in respect of other Preferred Shares pursuant to provisions similar to those contained in Section 3 of Part I of this Statement) as of such Valuation Date: and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (H) the value (i.e., for purposes of current Moody's guidelines, the face value of cash, short-term Municipal Obligations rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through
(i)(F) become payable, otherwise the Moody's Discounted Value) of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(F).

     (ggg) "MUNIPREFERRED BASIC MAINTENANCE CURE DATE," with respect to the failure by the Fund to satisfy the MuniPreferred Basic Maintenance Amount (as required by paragraph (a) of Section 7 of Part I of this Statement) as of a given Valuation Date, shall mean the seventh Business Day following such Valuation Date.

     (hhh) "MUNIPREFERRED BASIC MAINTENANCE REPORT" shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Fund which sets forth, as of the related Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the MuniPreferred Basic Maintenance Amount.

     (iii) "MUNICIPAL OBLIGATIONS" shall mean "Municipal Obligations" as defined in the Fund's registration statement on Form N-2 on file with the Securities and Exchange Commission, as such registration statement may be amended from time to time (the "Registration Statement").

     (jjj) "1940 ACT" shall mean the Investment Company Act of 1940, as amended from time to time.

     (kkk) "1940 ACT CURE DATE," with respect to the failure by the Fund to maintain the 1940 Act MuniPreferred Asset Coverage (as required by Section 6 of
Part I of this Statement) as of the last Business Day of each month, shall mean the last Business Day of the following month.

     (lll) "1940 ACT MUNIPREFERRED ASSET COVERAGE" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of beneficial interest, including all outstanding shares of MuniPreferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

     (mmm) "NOTICE OF REDEMPTION" shall mean any notice with respect to the redemption of shares of MuniPreferred pursuant to paragraph (c) of Section 11 of
Part I of this Statement.

     (nnn) "NOTICE OF SPECIAL RATE PERIOD" shall mean any notice with respect to a Special Rate Period of shares of MuniPreferred pursuant to subparagraph (d)(i) of Section 4 of Part I of this Statement.

     (ooo) "ORDER" and "ORDERS" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

     (ppp) "ORIGINAL ISSUE INSURANCE," if defined in Section 4 of APPENDIX A hereto, shall have the meaning specified in that section.

     (qqq) "OTHER ISSUES," if defined in Section 4 of APPENDIX A hereto, shall have the meaning specified in that section.

     (rrr) "OUTSTANDING" shall mean, as of any Auction Date with respect to shares of a series of MuniPreferred, the number of shares of such series theretofore issued by the Fund except, without duplication, (i) any shares of such series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Fund, (ii) any shares of such series as to which the Fund or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

     (sss) "PERMANENT INSURANCE," if defined in Section 4 of APPENDIX A hereto, shall have the meaning specified in that section.

     (ttt) "PERSON" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     (uuu) "PORTFOLIO INSURANCE," if defined in Section 4 of APPENDIX A hereto, shall have the meaning specified in that section.

     (vvv) "POTENTIAL BENEFICIAL OWNER," with respect to shares of a series of MuniPreferred, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

     (www) "POTENTIAL HOLDER," with respect to shares of a series of MuniPreferred, shall mean a Broker-Dealer (or any such other person as may be permitted by the Fund) that is not an Existing Holder of shares of such series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of additional shares of such series.

     (xxx) "PREFERRED SHARES" shall mean the preferred shares of the Fund, and includes the shares of MuniPreferred.

     (yyy) "QUARTERLY VALUATION DATE" shall mean the last Business Day of each February, May, August and November of each year, commencing on the date set forth in Section 6 of APPENDIX A hereto.

     (zzz) "RATE MULTIPLE" shall have the meaning specified in Section 4 of APPENDIX A hereto.

     (aaaa) "RATE PERIOD," with respect to shares of a series of MuniPreferred, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

     (bbbb) "RATE PERIOD DAYS," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph (d) of Section 2 of Part I of this Statement or paragraph (b) of Section 4 of Part I of this Statement.

     (cccc) "RECEIVABLES FOR MUNICIPAL OBLIGATIONS SOLD" shall mean (A) for purposes of calculation of Moody's Eligible Assets as of any Valuation Date, no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Fund has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five business days of such Valuation Date but do not comply with either of the conditions specified in (i) above, and (B) for purposes of calculation of S&P Eligible Assets as of any Valuation Date, the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date.

     (dddd) "REDEMPTION PRICE" shall mean the applicable redemption price specified in paragraph (a) or (b) of Section 11 of Part I of this Statement.

     (eeee) "REFERENCE RATE" shall mean (i) the higher of the Taxable Equivalent of the Short-Term Municipal Bond Rate and the "AA" Composite Commercial Paper Rate in the case of Minimum Rate Periods and Special Rate Periods of 28 Rate Period Days or fewer; (ii) the "AA" Composite Commercial Paper Rate in the case of Special Rate Periods of more than 28 Rate Period Days but fewer than 183 Rate Period Days, and (iii) the Treasury Bill Rate in the case of Special Rate Periods of more than 182 Rate Period Days but fewer than 365 Rate Period Days.

     (ffff) "REGISTRATION STATEMENT" has the meaning specified in the definition of "Municipal Obligations."

     (gggg) "S&P" shall mean Standard & Poor's Corporation, a New York corporation, and its successors.

     (hhhh) "S&P DISCOUNT FACTOR" shall have the meaning specified in Section 4 of APPENDIX A hereto.

     (iiii) "S&P ELIGIBLE ASSET" shall have the meaning specified in Section 4 of APPENDIX A hereto.

     (jjjj) "S&P EXPOSURE PERIOD" shall mean the maximum period of time following a Valuation Date that the Fund has under this Statement to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the MuniPreferred Basic Maintenance Amount (as described in paragraph (a) of Section 7 of Part I of this Statement).

     (kkkk) "S&P VOLATILITY FACTOR" shall mean, as of any Valuation Date, a multiplicative factor equal to (i) 305% in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or fewer; (ii) 268% in the case of any Special Rate Period of more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii) 204% in the case of any Special Rate Period of more than 182 Rate Period Days.

     (llll) "SECONDARY MARKET INSURANCE," if defined in Section 4 of APPENDIX A hereto, shall have the meaning specified in that section.

     (mmmm) "SECURITIES DEPOSITORY" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with shares of MuniPreferred.

     (nnnn) "SELL ORDER" and "SELL ORDERS" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

     (oooo) "SPECIAL RATE PERIOD," with respect to shares of a series of MuniPreferred, shall have the meaning specified in paragraph (a) of Section 4 of
Part I of this Statement.

     (pppp) "SPECIAL REDEMPTION PROVISIONS" shall have the meaning specified in subparagraph (a)(i) of Section 11 of Part I of this Statement.

     (qqqq) "SUBMISSION DEADLINE" shall mean 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

     (rrrr) "SUBMITTED BID" and "SUBMITTED BIDS" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

     (ssss) "SUBMITTED HOLD ORDER" and "SUBMITTED HOLD ORDERS" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

     (tttt) "SUBMITTED ORDER" and "SUBMITTED ORDERS" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

     (uuuu) "SUBMITTED SELL ORDER" and "SUBMITTED SELL ORDERS" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

     (vvvv) "SUBSEQUENT RATE PERIOD," with respect to shares of a series of MuniPreferred, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

     (wwww) "SUBSTITUTE COMMERCIAL PAPER DEALER" shall mean The First Boston Company or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided, however, that none of such entities shall be a Commercial Paper Dealer.

     (xxxx) "SUBSTITUTE U.S. GOVERNMENT SECURITIES DEALER" shall mean The First Boston Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

     (yyyy) "SUFFICIENT CLEARING BIDS" shall have the meaning specified in paragraph (a) of Section 3 of Part II of this Statement.

     (zzzz) "TAXABLE ALLOCATION" shall have the meaning specified in Section 3 of Part I of this Statement.

     (aaaaa) "TAXABLE INCOME" shall have the meaning specified in Section 12 of APPENDIX A hereto.

     (bbbbb) "TAXABLE EQUIVALENT OF THE SHORT-TERM MUNICIPAL BOND RATE," on any date for any Minimum Rate Period or Special Rate Period of 28 Rate Period Days or fewer, shall mean 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30 day High Grade Index or any successor index (the "Kenny Index") (provided, however, that any such successor index must be approved by Moody's (if Moody's is then rating the shares of MuniPreferred) or S&P (if S&P is then rating the shares of MuniPreferred)), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny S&P Evaluation Services or any successor thereto, based upon 30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny S&P Evaluation Services or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds, but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," divided by (B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater; provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny S&P Evaluation Services or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by
(B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater.

     (ccccc) "TREASURY BILL" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

     (ddddd) "TREASURY BILL RATE," on any date for any Rate Period, shall mean
(i) the bond equivalent yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent.

     (eeeee) "TREASURY NOTE" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

     (fffff) "TREASURY NOTE RATE," on any date for any Rate Period, shall mean
(i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate or the Treasury Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealers selected by the Fund to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Fund does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

     (ggggg) "U.S. GOVERNMENT SECURITIES DEALER" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc. and Morgan Guaranty Trust Company of New York or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

     (hhhhh) "VALUATION DATE" shall mean, for purposes of determining whether the Fund is maintaining the MuniPreferred Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day.

     (iiiii) "VOLATILITY FACTOR" shall mean, as of any Valuation Date, the greater of the Moody's Volatility Factor and the S&P Volatility Factor.

     (jjjjj) "VOTING PERIOD" shall have the meaning specified in paragraph (b) of Section 5 of Part I of this Statement.

     (kkkkk) "WINNING BID RATE" shall have the meaning specified in paragraph
(a) of Section 3 of Part II of this Statement.

     Any additional definitions specifically set forth in Section 8 of Appendix A hereto shall be incorporated herein and made part hereof by reference thereto.

                                    PART I

     1.   NUMBER OF AUTHORIZED SHARES.

     The number of authorized shares constituting a series of MuniPreferred shall be as set forth with respect to such series in Section 2 of APPENDIX A hereto.

     2.   DIVIDENDS.

     (a) RANKING. The shares of a series of MuniPreferred shall rank on a parity with each other, with shares of any other series of MuniPreferred and with shares of any other series of Preferred Shares as to the payment of dividends by the Fund.

     (b) CUMULATIVE CASH DIVIDENDS. The Holders of shares of MuniPreferred of any series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this
Section 2, and no more (except to the extent set forth in Section 3 of this Part
I), payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (d) of this Section 2. Holders of shares of MuniPreferred shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on shares of MuniPreferred. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of MuniPreferred which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.

     (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on shares of MuniPreferred of any series shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

     (d) DIVIDEND PAYMENT DATES AND ADJUSTMENT THEREOF. The Dividend Payment Dates with respect to shares of a series of MuniPreferred shall be as set forth with respect to shares of such series in Section 9 of APPENDIX A hereto:
PROVIDED, HOWEVER, that:

          (i) (A) in the case of a series of MuniPreferred designated as "Series F MuniPreferred" or "Series M MuniPreferred" in Section 1 of APPENDIX A hereto, if the Monday or Tuesday, as the case may be, on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such Monday or Tuesday, as the case may be, and (B) in the case of a series of MuniPreferred designated as "Series T MuniPreferred," "Series W MuniPreferred" or "Series TH MuniPreferred" in
    Section 1 of APPENDIX A hereto, if the Wednesday, Thursday or Friday, as the case may be, on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls prior to such Wednesday, Thursday or Friday, as the case may be; and

          (ii) notwithstanding Section 9 of APPENDIX A hereto, the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of MuniPreferred consisting of more than 28 Rate Period Days; PROVIDED, HOWEVER, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Fund; and FURTHER PROVIDED that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section 4 of this Part I.

     (e) DIVIDEND RATES AND CALCULATION OF DIVIDENDS. (i) DIVIDEND RATES. The dividend rate on shares of MuniPreferred of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under "Designation" in Section 1 of APPENDIX A hereto. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such Subsequent Rate period; PROVIDED, HOWEVER, that if:

          (A) an Auction for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

          (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2 and the Fund shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 11 of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the Subsequent Rate Period thereof and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

          (C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph
     (f) of this Section 2 or the Fund shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's is rating such shares at the time the Fund cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be "Below ba3/BB--"); or

          (D) any Failure to Deposit shall have occurred with respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with paragraph
     (f) of this Section 2 or, in the event Moody's is then rating such shares, the Fund shall not have paid the applicable Late Charge to the Auction Agent (such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 182 Rate Period Days but fewer than 365 Rate Period Days and (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced), no Auction will be held in respect of shares of such series for such

       Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's is rating such shares at the time the Fund cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be "Below "ba3"/BB") (the rate per annum at which dividends are payable on shares of a series, of MuniPreferred for any Rate Period thereof being herein referred to as the "Applicable Rate" for shares of such series).

       (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a series of MuniPreferred on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of 7 Rate Period Days and 360 for all other Dividend Periods, and applying the rate obtained against $50,000.

    (f) CURING A FAILURE TO DEPOSIT. A Failure to Deposit with respect to shares of a series of MuniPreferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this Section 2, the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (C) of
Section 11 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of shares of MuniPreferred when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

     (g) DIVIDEND PAYMENTS BY FUND TO AUCTION AGENT. The Fund shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of MuniPreferred, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

     (h) AUCTION AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY FUND. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

     (i) DIVIDENDS PAID TO HOLDERS. Each dividend on shares of MuniPreferred shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Fund on the Business Day next preceding such Dividend Payment Date.

     (j) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on shares of MuniPreferred shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

     (k) Dividends Designated as Exempt-Interest Dividends. Dividends on shares of MuniPreferred shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

     3.   GROSS-UP PAYMENTS.

     Holders of shares of MuniPreferred shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration and applicable law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

     (a) MINIMUM RATE PERIODS AND SPECIAL RATE PERIODS OF 28 RATE PERIOD DAYS OR FEWER. If, in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or fewer, the Fund allocates any net capital gains or other income taxable for Federal income tax purposes to a dividend paid on shares of MuniPreferred without having given advance notice thereof to the Auction Agent as provided in Section 5 of Part II of this Statement (such allocation being referred to herein as a "Taxable Allocation") solely by reason of the fact that such allocation is made retroactively as a result of the redemption of all or a portion of the outstanding shares of MuniPreferred or the liquidation of the Fund, the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Auction Agent and direct the Fund's dividend disbursing agent to send such notice with a Gross-up Payment to each Holder of such shares that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.

    (b) SPECIAL RATE PERIODS OF MORE THAN 28 RATE PERIOD DAYS. If, in the case of any Special Rate Period of more than 28 Rate Period Days, the Fund makes a Taxable Allocation to a dividend paid on shares of MuniPreferred, the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Auction Agent and direct the Fund's dividend disbursing agent to send such notice with a Gross-up Payment to each Holder of shares that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.

    (c) NO GROSS-UP PAYMENTS IN THE EVENT OF A REALLOCATION. The Fund shall not be required to make Gross-up Payments with respect to any net capital gains or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from that allocated by the Fund.

    4. DESIGNATION OF SPECIAL RATE PERIODS.

    (a) LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD. The Fund, at its option, may designate any succeeding Subsequent Rate Period of shares of a series of MuniPreferred as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 4. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with paragraph (c) and subparagraph
(d)(i) of this Section 4, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, and (C) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (c) of Section 11 of this Part I with respect to any shares of such series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent. In the event the Fund wishes to designate any succeeding Subsequent Rate Period for shares of a series of MuniPreferred as a Special Rate Period consisting of more than 28 Rate Period Days, the Fund shall notify S&P (if S&P is then rating such series) and Moody's (if Moody's is then rating such series) in advance of the commencement of such Subsequent Rate Period that the Fund wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide S&P (if S&P is then rating such series) and Moody's (if Moody's is then rating such series) with such documents as either may request.

    (b) ADJUSTMENT OF LENGTH OF SPECIAL RATE PERIOD. In the event the Fund wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not (a) a Tuesday that is a Business Day in the case of a series of MuniPreferred designated as "Series M MuniPreferred" in Section 1 of APPENDIX A hereto, (b) a Wednesday that is a Business Day in the case of a series of MuniPreferred designated as "Series T MuniPreferred" in Section 1 of APPENDIX A hereto, (c) a Thursday that is a Business Day in the case of a series of MuniPreferred designated as "Series W MuniPreferred" in Section 1 of APPENDIX A hereto, (d) a Friday that is a Business Day in the case of a series of MuniPreferred designated as "Series TH MuniPreferred" in Section 1 of APPENDIX A hereto, (e) a Monday that is a Business Day in the case of a series of MuniPreferred designated as "Series F MuniPreferred" in Section 1 of APPENDIX A hereto, then the Fund shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending (a) on the first Monday that is followed by a Tuesday that is a Business Day preceding what would otherwise be such last day, in the case of Series M MuniPreferred, (b) on the first Tuesday that is followed by a Wednesday that is a Business Day preceding what would otherwise be such last day, in the case of Series T MuniPreferred,
(c) on the first Wednesday that is followed by a Thursday that is a Business Day preceding what would otherwise be such last day, in the case of Series W MuniPreferred, (d) on the first Thursday that is followed by a Friday that is a Business Day preceding what would otherwise be such last day, in the case of Series TH MuniPreferred, and (e) on the first Sunday that is followed by a Monday that is a Business Day preceding what would otherwise be such last day, in the case of Series F MuniPreferred.

    (c) NOTICE OF PROPOSED SPECIAL RATE PERIOD. If the Fund proposes to designate any succeeding Subsequent Rate Period of shares of a series of MuniPreferred as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be (i) published or caused to be published by the Fund in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) mailed by the Fund by first-class mail, postage prepaid, to the Holders of shares of such series. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and
(B) that the Fund will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

    (d) NOTICE OF SPECIAL RATE PERIOD. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of MuniPreferred as to which notice has been given as set forth in paragraph (c) of this Section 4 (or such later time or date, or both, as may be agreed to by the Auction Agent), the Fund shall deliver to the Auction Agent either:

        (i) a notice ("Notice of Special Rate Period") stating (A) that the Fund has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if
    (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate Period; such notice to be accompanied by a MuniPreferred Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such series) and S&P Eligible Assets (if S&P is then rating such series) each have an aggregate Discounted Value at least equal to the MuniPreferred Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and
    (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Fund, as described in the definition of Moody's Discount Factor herein); or

        (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate Period.

    (e) FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD. If the Fund fails to deliver either of the notices described in subparagraphs (d)(i) or (d)(ii) of this Section 4 (and, in the case of the notice described in subparagraph (d)(a) of this Section 4, a MuniPreferred Basic Maintenance Report to the effect set forth in such subparagraph (if either Moody's or S&P is then rating the series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph
(d)(ii) of this Section 4. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (d)(a) of this Section 4, it shall file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (d)(ii) of this Section 4, the Fund will provide Moody's (if Moody's is then rating the series in question) and S&P (if S&P is then rating the series in question) a copy of such notice.

5.  VOTING RIGHTS.

    (a) ONE VOTE PER SHARE OF MUNIPREFERRED. Except as otherwise provided in the Declaration or as otherwise required by law, (i) each Holder of shares of MuniPreferred shall be entitled to one vote for each share of MuniPreferred held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each share of MuniPreferred, and of Common Shares shall vote together as a single class; PROVIDED, HOWEVER, that, at any meeting of the shareholders of the Fund held for the election of trustees, the holders of outstanding Preferred Shares, including MuniPreferred, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, to elect two trustees of the Fund, each Preferred Share, including each share of MuniPreferred, entitling the holder thereof to one vote. Subject to paragraph (b) of this
Section 5, the holders of outstanding Common Shares and Preferred Shares, including MuniPreferred, voting together as a single class, shall elect the balance of the trustees.

    (b) VOTING FOR ADDITIONAL TRUSTEES. (a) Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including shares of MuniPreferred, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred

Shares, including MuniPreferred, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

               (A) if at the close of business on any dividend payment date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Share, including MuniPreferred, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

               (B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

     Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

          (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in subparagraph (b)(i) of this Section 5, the Fund shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in subparagraph (b)(i) of this Section 5 on a one-vote-per-share basis.

          (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

          (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to subparagraph (b)(i) of this
     Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to subparagraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this Section 5.

          (c) HOLDERS OF MUNIPREFERRED TO VOTE ON CERTAIN OTHER MATTERS. (i) INCREASES IN CAPITALIZATION. So long as any shares of MuniPreferred are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of MuniPreferred outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with shares of MuniPreferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or increase the authorized amount of any series of MuniPreferred (except that, notwithstanding the foregoing, but subject to the provisions of paragraph (c) of Section 10 of this Part I, the Board of Trustees, without the vote or consent of the Holders of MuniPreferred, may from time to time authorize and create, and the Fund may from time to time issue, classes or series of Preferred Shares ranking on a parity with shares of MuniPreferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund: PROVIDED HOWEVER, that if Moody's or S&P is not then rating the shares of MuniPreferred, the aggregate liquidation preference of all Preferred Shares of the Fund outstanding after any such issuance, exclusive of accumulated and unpaid dividends, may not exceed the amount set forth in Section 10 of APPENDIX A hereto) or (b) amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to affect any preference, right or power of such shares of MuniPreferred or the Holders thereof; PROVIDED, HOWEVER, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers and (ii) the authorization, creation and issuance of classes or series of shares ranking junior to shares of MuniPreferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, will be deemed to affect such preferences, rights or powers only if Moody's or S&P is then rating shares of MuniPreferred and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act MuniPreferred Asset Coverage or the MuniPreferred Basic Maintenance Amount. So long as any shares of MuniPreferred are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of MuniPreferred outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class), file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of MuniPreferred in a manner different from any other series of MuniPreferred, the Fund will not approve any such action without the affirmative vote of at least a majority of the votes of the shares of each such Affected Series (each such Affected Series voting separately as a class).

          (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the holders of a majority of the outstanding Preferred Shares, including MuniPreferred, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. In the event a vote of Holders of MuniPreferred is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the shares of MuniPreferred) and S&P (if S&P is then rating the shares of MuniPreferred) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the shares of MuniPreferred) of the results of such vote.

     (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Board of Trustees, without the vote or consent of the shareholders of the Fund, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, or any provision of this Statement viewed by Moody's or S&P as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of MuniPreferred or the Holders thereof; PROVIDED, HOWEVER, that the Board of Trustees receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the shares of MuniPreferred and in no event being required to be obtained in the case of the definitions of (x) Deposit Securities, Discounted Value, Receivables for Municipal Obligations Sold, Issue Type Category and Other Issues as such terms apply to S&P Eligible Assets, (y) Dividend Coverage Amount, Dividend Coverage Assets, Minimum Liquidity Level, S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period and S&P Volatility

Factor and (z) Valuation Date as such term applies to the definitions of Dividend Coverage Amount, Dividend Coverage Assets and Minimum Liquidity Level) and S&P (such confirmation being required to be obtained only in the event S&P is rating the shares of MuniPreferred and in no event being required to be obtained in the case of the definitions of (x) Discounted Value, Receivables for Municipal obligations Sold, Issue Type Category and Other Issues as such terms apply to Moody's Eligible Assets, and (y) Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period and Moody's Volatility Factor) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or S&P, as the case may be, to shares of MuniPreferred:

Deposit Securities                      Moody's Eligible Asset
Discounted Value                        Moody's Exposure Period
Dividend Coverage Amount                Moody's Volatility Factor
Dividend Coverage Assets                1940 Act Cure Date
Issue Type Category                     1940 Act MuniPreferred, Asset
Market Value                              Coverage
Maximum Potential Gross-up              Other Issues
  Payment Liability                     Quarterly Valuation Date
Minimum Liquidity Level                 Receivables for Municipal
MuniPreferred Basic Maintenance           Obligations Sold
  Amount                                S&P Discount Factor
MuniPreferred Basic Maintenance         S&P Eligible Asset
  Cure Date                             S&P Exposure Period
MuniPreferred Basic Maintenance         S&P Volatility Factor
  Report                                Valuation Date
Moody's Discount Factor                 Volatility Factor

     (e) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the Holders of shares of MuniPreferred shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

     (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of shares of MuniPreferred shall have no preemptive rights or rights to cumulative voting.

     (g) VOTING FOR TRUSTEES SOLE REMEDY FOR FUND'S FAILURE TO PAY DIVIDENDS. In the event that the Fund fails to pay any dividends on the shares of MuniPreferred, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 5.

     (h) HOLDERS ENTITLED TO VOTE. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Declaration, by statute or otherwise, no Holder shall be entitled to vote any share of MuniPreferred and no share of MuniPreferred shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of Section 11 of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No share of MuniPreferred held by the Fund or any affiliate of the Fund (except for shares held by a Broker-Dealer that is an affiliate of the Fund for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

     6.   1940 ACT MUNIPREFERRED ASSET COVERAGE.

     The Fund shall maintain, as of the last Business Day of each month in which any share of MuniPreferred is outstanding, the 1940 Act MuniPreferred Asset Coverage.

     7.   MUNIPREFERRED BASIC MAINTENANCE AMOUNT.

     (a) So long as shares of MuniPreferred are outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the MuniPreferred Basic Maintenance Amount (if S&P is then rating the shares of MuniPreferred), and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the MuniPreferred, Basic Maintenance Amount (if Moody's is then rating the shares of MuniPreferred).

     (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the MuniPreferred Basic Maintenance Amount, and on the third Business Day after the MuniPreferred Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to S&P (if S&P is then rating the shares of MuniPreferred), Moody's (if Moody's is then rating the shares of MuniPreferred) and the Auction Agent (if either S&P or Moody's is then rating the shares of MuniPreferred) a MuniPreferred Basic Maintenance Report as of the date of such failure or such MuniPreferred Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent for delivery on the next Business Day the full MuniPreferred Basic Maintenance Report. The Fund shall also deliver a MuniPreferred Basic Maintenance Report to (i) the Auction Agent (if either Moody's or S&P is then rating the shares of MuniPreferred) as of (A) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (B) the last Business Day of each month, (ii) Moody's (if Moody's is then rating the shares of MuniPreferred) and S&P (if

S&P is then rating the shares of MuniPreferred) as of any Quarterly Valuation Date, in each case on or before the third Business Day after such day, and (iii) S&P, if and when requested for any Valuation Date, on or before the third Business Day after such request. A failure by the Fund to deliver a MuniPreferred Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a MuniPreferred Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the MuniPreferred Basic Maintenance Amount, as of the relevant Valuation Date.

     (c) Within ten Business Days after the date of delivery of a MuniPreferred Basic Maintenance Report in accordance with paragraph (b) of this Section 7 relating to a Quarterly Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of MuniPreferred), Moody's (if Moody's is then rating the shares of MuniPreferred) and the Auction Agent (if either S&P or Moody's is then rating the shares of MuniPreferred), (i) the mathematical accuracy of the calculations reflected in such Report (and in any other MuniPreferred Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Fund during the quarter ending on such Quarterly Valuation Date) and (ii) that, in such Report (and in such randomly selected Report), the Fund determined in accordance with this Statement whether the Fund had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), S&P Eligible Assets (if S&P is then rating the shares of MuniPreferred) of an aggregate Discounted Value at least equal to the MuniPreferred Basic Maintenance Amount and Moody's Eligible Assets (if Moody's is then rating the shares of MuniPreferred) of an aggregate Discounted Value at least equal to the MuniPreferred Basic Maintenance Amount (such confirmation being herein called the "Accountant's Confirmation").

     (d) Within ten Business Days after the date of delivery of a MuniPreferred Basic Maintenance Report in accordance with paragraph (b) of this Section 7 relating to any Valuation Date on which the Fund failed to satisfy the MuniPreferred Basic Maintenance Amount, and relating to the MuniPreferred Basic Maintenance Cure Date with respect to such failure to satisfy the MuniPreferred Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to S&P (if S&P is then rating the shares of MuniPreferred), Moody's (if Moody's is then rating the shares of MuniPreferred) and the Auction Agent (if either S&P or Moody's is then rating the shares of MuniPreferred) an Accountant's Confirmation as to such MuniPreferred Basic Maintenance Report.

     (e) If any Accountant's Confirmation delivered pursuant to paragraph (c) or (d) of this Section 7 shows that an error was made in the MuniPreferred Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the shares of MuniPreferred) or Moody's Eligible Assets (if

Moody's is then rating the shares of MuniPreferred), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the MuniPreferred Basic Maintenance Report to S&P (if S&P is then rating the shares of MuniPreferred), Moody's (if Moody's is then rating the shares of MuniPreferred) and the Auction Agent (if either S&P or Moody's is then rating the shares of MuniPreferred) promptly following receipt by the Fund of such Accountant's Confirmation.

     (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any shares of MuniPreferred, the Fund shall complete and deliver to S&P (if S&P is then rating the shares of MuniPreferred) and Moody's (if Moody's is then rating the shares of MuniPreferred) a MuniPreferred Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of MuniPreferred) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of S&P Eligible Assets reflected thereon equals or exceeds the MuniPreferred Basic Maintenance Amount reflected thereon.

     (g) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Fund shall have redeemed Common Shares or (ii) the ratio of the Discounted Value of S&P Eligible Assets or the Discounted Value of Moody's Eligible Assets to the MuniPreferred Basic Maintenance Amount is less than or equal to 105%, the Fund shall complete and deliver to S&P (if S&P is then rating the shares of MuniPreferred) or Moody's (if Moody's is then rating the shares of MuniPreferred), as the case may be, a MuniPreferred Basic Maintenance Report as of the date of either such event.

     8.   MINIMUM LIQUIDITY LEVEL.

     So long as S&P is rating the shares of MuniPreferred, the Fund shall have, as of each Valuation Date, Dividend Coverage Assets, with respect to each then outstanding share of MuniPreferred, having a value not less than the Dividend Coverage Amount with respect to such share (the "Minimum Liquidity Level"). If, as of each Valuation Date, the Fund does not have the required Dividend Coverage Assets, the Fund shall, as soon as practicable, adjust its portfolio in order to meet the Minimum Liquidity Level, but only if S&P is then rating the shares of MuniPreferred.

     9.   RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

     (a) DIVIDENDS ON PREFERRED SHARES OTHER THAN MUNIPREFERRED. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with shares of MuniPreferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of MuniPreferred through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of MuniPreferred through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with shares of MuniPreferred through their most recent respective dividend payment dates, all dividends declared upon shares of MuniPreferred and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with shares of MuniPreferred shall be declared pro rata so that the amount of dividends declared per share on shares of MuniPreferred and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of MuniPreferred and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of MuniPreferred shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

     (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

     (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. For so long as any share of MuniPreferred is outstanding, and except as set forth in paragraph (a) of this Section 9 and paragraph (c) of Section 12 of this Part I,
(A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the shares of MuniPreferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the shares of MuniPreferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the shares of MuniPreferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with MuniPreferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (a) full cumulative dividends on shares of each series of MuniPreferred through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Fund has redeemed the full number of shares of MuniPreferred required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of MuniPreferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to shares of MuniPreferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to shares of MuniPreferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the shares of MuniPreferred) and S&P Eligible Assets (if S&P is then rating the shares of MuniPreferred) would each at least equal the MuniPreferred Basic Maintenance Amount.

     10.  RATING AGENCY RESTRICTIONS.

     For so long as any shares of MuniPreferred are outstanding and Moody's or S&P, or both, are rating such shares, the Fund will not, unless it has received written confirmation from Moody's or S&P, or both, as appropriate, that any such action would not impair the ratings then assigned by such rating agency to such shares, engage in any one or more of the following transactions:

     (a)  buy or sell futures or write put or call options;

     (b) borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if (a) the MuniPreferred Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for "temporary purposes," is evidenced by a promissory note or other evidence of indebtedness and is in an amount not exceeding 5 per centum of the value of the total assets of the Fund at the time of the borrowing; for purposes of the foregoing, "temporary purpose" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

     (c) issue any class or series of shares ranking prior to or on a parity with shares of MuniPreferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any shares of MuniPreferred previously purchased or redeemed by the Fund;

     (d)  engage in any short sales of securities;

     (e)  lend securities;

     (f)  merge or consolidate into or with any corporation;

     (g) change the pricing service (currently J.J. Kenny) referred to in the definition of Market Value; or

     (h)  enter into reverse repurchase agreements.

     11.  REDEMPTION.

     (a)  OPTIONAL REDEMPTION.

     (i) Subject to the provisions of subparagraph (v) of this paragraph (a), shares of MuniPreferred of any series may be redeemed, at the option of the Fund, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $50,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; PROVIDED, HOWEVER, that (1) shares of a series of MuniPreferred may not be redeemed in part if after such partial redemption fewer than 250 shares of such series remain outstanding; (2) unless otherwise provided in Section 11 of APPENDIX A hereto, shares of a series of MuniPreferred are redeemable by the Fund during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of MuniPreferred, as delivered to the Auction Agent and filed with the Secretary of the Fund, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

     (ii) A Notice of Special Rate Period relating to shares of a series of MuniPreferred for a Special Rate Period thereof may contain Special Redemption Provisions only if the Fund's Board of Trustees, after consultation with the Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of such series, determines that such Special Redemption Provisions are in the best interest of the Fund.

     (iii) If fewer than all of the outstanding shares of a series of MuniPreferred are to be redeemed pursuant to subparagraph (a) of this paragraph
(a), the number of shares of such series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

     (iv) Subject to the provisions of subparagraph (v) of this paragraph (a), shares of any series of MuniPreferred may be redeemed, at the option of the Fund, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equalled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $50,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

     (v) The Fund may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 11 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (a) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of shares of MuniPreferred by reason of the redemption of such shares on such redemption date and (b) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the shares of MuniPreferred) and the Discounted Value of S&P Eligible Assets (if S&P is then rating the shares of MuniPreferred) each at least equal the MuniPreferred Basic Maintenance Amount, and would at least equal the MuniPreferred Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the MuniPreferred Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Fund, as described in the definition of Moody's Discount Factor herein.

     (b) MANDATORY REDEMPTION. The Fund shall redeem, at a redemption price equal to $50,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the shares of MuniPreferred, if the Fund fails to have either Moody's Eligible Assets with a Discounted Value or S&P Eligible Assets with a Discounted Value greater than or equal to the MuniPreferred Basic Maintenance Amount or fails to maintain the 1940 Act MuniPreferred Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the shares of MuniPreferred, and such failure is not cured on or before the MuniPreferred Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of shares of MuniPreferred to be redeemed shall be equal to the lesser of (i) the minimum number of shares of MuniPreferred, together with all other Preferred Shares subject to redemption or retirement, the redemption or retirement of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Fund's having both Moody's Eligible Assets with a Discounted Value and S&P Eligible Assets with a Discounted Value greater than or equal to the MuniPreferred Basic Maintenance Amount or maintaining the 1940 Act MuniPreferred, Asset Coverage, as the case may be, on such Cure Date (PROVIDED, HOWEVER, that if there is no such minimum number of shares of MuniPreferred and other Preferred Shares the redemption or retirement of which would have had such result, all shares of MuniPreferred and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of shares of MuniPreferred, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. In determining the shares of MuniPreferred required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the MuniPreferred Basic Maintenance Amount or the 1940 Act MuniPreferred Asset Coverage, as the case may be, pro rata among shares of MuniPreferred and other Preferred Shares (and, then, pro rata among each series of MuniPreferred) subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of shares of MuniPreferred and other Preferred Shares which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Fund shall redeem those shares of MuniPreferred and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of MuniPreferred are to be redeemed pursuant to this paragraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

     (c) NOTICE OF REDEMPTION. If the Fund shall determine or be required to redeem shares of a series of MuniPreferred pursuant to paragraph (a) or (b) of this Section 11, it shall mail a Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Fund on the record date established by the Board of Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of MuniPreferred to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this Section 11 under which such redemption is made. If fewer than all shares of a series of MuniPreferred held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 11 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

     (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 11, if any dividends on shares of a series of MuniPreferred (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

     (e) ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of MuniPreferred shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; PROVIDED, HOWEVER, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed shares of MuniPreferred for which a Notice of Redemption has been mailed, dividends may be declared and paid on shares of MuniPreferred and shall include those shares of MuniPreferred for which a Notice of Redemption has been mailed.

     (f) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY FUND. All moneys paid to the Auction Agent for payment of the Redemption Price of shares of MuniPreferred called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

     (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section 11, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the shares of MuniPreferred that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph (e)(i) of Section 2 of this Part I and in Section 3 of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of shares of MuniPreferred subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the shares of MuniPreferred called for redemption on such date and (ii) all other amounts to which Holders of shares of MuniPreferred called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of shares of MuniPreferred so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

     (h) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this Section 11, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

     (i) ONLY WHOLE SHARES OF MUNIPREFERRED MAY BE REDEEMED. In the case of any redemption pursuant to this Section 11, only whole shares of MuniPreferred shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

     12.  LIQUIDATION RIGHTS.

     (a) RANKING. The shares of a series of MuniPreferred shall rank on a parity with each other, with shares of any other series of MuniPreferred and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

     (b) DISTRIBUTIONS UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of shares of MuniPreferred then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the MuniPreferred upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of this
Part I in connection with the liquidation of the Fund. After the payment to the Holders of the shares of MuniPreferred of the full preferential amounts provided for in this paragraph (b), the Holders of MuniPreferred as such shall have no right or claim to any of the remaining assets of the Fund.

     (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Fund available for distribution to the Holders of shares of MuniPreferred upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 12, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the shares of MuniPreferred with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of MuniPreferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the shares of MuniPreferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the shares of MuniPreferred as provided in paragraph (b) of this Section 12, but not prior thereto, any other series or class or classes of shares ranking junior to the shares of MuniPreferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of MuniPreferred shall not be entitled to share therein.

     (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any Massachusetts business trust or corporation nor the merger or consolidation of any Massachusetts business trust or corporation into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 12.

     13.  MISCELLANEOUS.

     (a) AMENDMENT OF APPENDIX A TO ADD ADDITIONAL SERIES. Subject to the provisions of paragraph (c) of Section 10 of this Part I, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend APPENDIX A hereto to add additional series of MuniPreferred (and terms relating thereto) to the series of MuniPreferred theretofore described thereon, and each such additional series shall be governed by the terms of this Statement as if such series had been described on APPENDIX A hereto on the date hereof.

     (b) APPENDIX A INCORPORATED BY REFERENCE. APPENDIX A hereto is incorporated in and made a part of this Statement by reference thereto.

     (c) NO FRACTIONAL SHARES. No fractional shares of MuniPreferred shall be issued.

     (d) STATUS OF SHARES OF MUNIPREFERRED REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE FUND. Shares of MuniPreferred which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares, without designation as to series.

     (e) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement with respect to any series of MuniPreferred prior to the issuance of shares of such series.

     (f) HEADINGS NOT DETERMINATIVE. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

     (g) NOTICES. All notices or communications, unless otherwise specified in the By-Laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                    PART II

     1.   ORDERS.

     (a) Prior to the Submission Deadline on each Auction Date for shares of a series of MuniPreferred:

          (i) each Beneficial owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

               (A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

               (B) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

               (C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series;

       and

          (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding

     Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i) (A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause
(i) (B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i) (C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

     (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of MuniPreferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

            (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

            (B) such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iv) of paragraph (a) of
       Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

            (C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

          (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of MuniPreferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

            (A) the number of Outstanding shares of such series specified in such Sell Order; or

            (B) such number or a lesser number of Outstanding shares of such series as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if Sufficient Clearing Bids for shares of such series do not exist,

        PROVIDED, HOWEVER, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of MuniPreferred shall not be liable to any person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 2 of this Part 11 if such shares were transferred by the Beneficial owner thereof without compliance by such Beneficial owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Fund) with the provisions of Section 7 of this Part II.

        (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of MuniPreferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

             (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

             (B) such number or a lesser number of Outstanding shares of such series as set forth in clause (v) of paragraph (a) of Section 4 of this
        Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

        (c) No Order for any number of shares of MuniPreferred other than whole shares shall be valid.

        2.  SUBMISSION OF ORDERS BY BROKER-DEALERS to AUCTION AGENT.

     (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of MuniPreferred of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to orders submitted to it by Potential Beneficial owners, and shall specify with respect to each order for such shares:

        (i) the name of the Bidder placing such order (which shall be the Broker-Dealer unless otherwise permitted by the Fund);

        (ii) the aggregate number of shares of such series that are the subject of such Order;

        (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

               (A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder:

               (B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

               (C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

     (c) If an Order or Orders covering all of the Outstanding shares of MuniPreferred of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; PROVIDED, HOWEVER, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

     (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of MuniPreferred of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

          (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

          (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (a) above;

             (B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

             (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

             (D) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

          (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (a) above and valid Bids referred to in clause (ii) above.

     (e) If more than one Bid for one or more shares of a series of MuniPreferred is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

     (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

     3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

     (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of MuniPreferred, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders,"

"Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

        (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available MuniPreferred" of such series);

        (ii) from the Submitted Orders for shares of such series whether:

             (A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

        exceeds or is equal to the sum of:

             (B) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

             (C) the number of Outstanding shares of such series subject to Submitted Sell Orders

     (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

        (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

             (A)(I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lowef rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

             (B)(I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

     would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available MuniPreferred of such series.

     (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Fund of the Maximum Rate for shares of the series of MuniPreferred for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

          (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined,

          (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

          (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in
     Section 12 of APPENDIX A hereto.

     4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

     Existing Holders shall continue to hold the shares of MuniPreferred that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

     (a) If Sufficient Clearing Bids for shares of a series of MuniPreferred have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

          (i) "Existing Holders" Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the shares of MuniPreferred subject to such Submitted Bids;

          (ii) "Existing Holders" Submitted Bids for shares of such series specifying, any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of MuniPreferred subject to such Submitted Bids;

          (iii) "Potential Holders" Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted:

          (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the shares of MuniPreferred subject to such Submitted Bid, unless the number of Outstanding shares of MuniPreferred subject to all such Submitted Bids shall be greater than the number of shares of MuniPreferred ("remaining shares") in the excess of the Available MuniPreferred of such series over the number of shares of MuniPreferred subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of MuniPreferred subject to such Submitted Bid, but only in an amount equal to the number of shares of MuniPreferred of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of MuniPreferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MuniPreferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

          (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available MuniPreferred of such series over the number of shares of MuniPreferred subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of MuniPreferred subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MuniPreferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

     (b) If Sufficient Clearing Bids for shares of a series of MuniPreferred have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

          (a) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the shares of MuniPreferred subject to such Submitted
     Bids:

          (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

          (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each existing holder shall be accepted, thus entitling each existing holder that submitted or on whose behalf was submitted any such submitted bid or submitted sell order to sell the shares of such series subject to such submitted bid or submitted sell order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to submitted bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

     (c) If all of the Outstanding shares of a series of MuniPreferred are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

     (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of MuniPreferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of MuniPreferred of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of MuniPreferred.

     (e)  If, as a result of the procedures described in clause (v) of paragraph
(a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole share of a series of MuniPreferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of MuniPreferred of such series for purchase among Potential Holders so that only whole shares of MuniPreferred of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential

Holders not purchasing shares of MuniPreferred of such series on such Auction Date.

     (f) Based on the results of each Auction for shares of a series of MuniPreferred, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of MuniPreferred of such series.

     5.  NOTIFICATION OF ALLOCATIONS.

     Whenever the Fund intends to include any net capital gains or other income taxable for Federal income tax purposes in any dividend on shares of MuniPreferred, the Fund shall, in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, notify the Auction Agent of the amount to be so included not later than the Dividend Payment Date next preceding the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Fund, it will be required in turn to notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will be required to notify its Beneficial Owners and Potential Beneficial Owners of shares of MuniPreferred believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

     6. AUCTION AGENT. For so long as any shares of MuniPreferred are outstanding, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its affiliates (which however, may engage or have engaged in business transactions with the Fund or its affiliates) and at no time shall the Fund or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of MuniPreferred are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

     7.  TRANSFER OF SHARES OF MUNIPREFERRED

     Unless otherwise permitted by the Fund, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of MuniPreferred only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; PROVIDED, HOWEVER, that (a) a sale, transfer or other disposition of shares of MuniPreferred from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 7 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Auction Agent of such transfer.

     8.  GLOBAL CERTIFICATE.

     Prior to the commencement of a Voting Period, (i) all of the shares of a series of MuniPreferred outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of MuniPreferred shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

     IN WITNESS WHEREOF, NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND, has caused these presents to be signed on September 16, 1993, in its name and on its behalf by its Vice President and attested by its Assistant Secretary. The Fund's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and the said officers of the Fund have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the trustees or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                           NUVEEN PENNSYLVANIA
                                           INVESTMENT QUALITY
                                           MUNICIPAL FUND

                                           by  /s/  O. Walter Renfftlen
                                              ------------------------------
                                              O. Walter Renfftlen
                                              Vice President and Controller

ATTEST:

/s/  Gifford R. Zimmerman
-------------------------------
Gifford R. Zimmerman
Assistant Secretary

                        NUVEEN PENNSYLVANIA INVESTMENT
                            QUALITY MUNICIPAL FUND

                                  APPENDIX A

SECTION 1. DESIGNATION AS TO SERIES.

     SERIES W: A series of 1,200 Preferred Shares, liquidation preference $50,000 per share, is hereby designated "Municipal Auction Rate Cumulative Preferred Shares, Series W." Each share of Series W MuniPreferred shall be issued on June 10, 1991; have an Applicable Rate for its Initial Rate Period equal to 4.10% per annum; have an initial Dividend Payment Date of June 20, 1991, and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration applicable to Preferred Shares of the Fund, as set forth in Part I and Part II of this Statement. The Series W MuniPreferred shall constitute a separate series of Preferred Shares of the Fund, and each share of Series W MuniPreferred shall be identical except as provided in Section 11 of Part I of this Statement.

SECTION 2. NUMBER OF AUTHORIZED SHARES PER SERIES.

     The number of authorized shares constituting Series W MuniPreferred is 1,200.

SECTION 3. EXCEPTIONS TO CERTAIN DEFINITIONS.

     Notwithstanding the definitions contained under the heading "Definitions" in this Statement, the following terms shall have the following meanings for purposes of this Statement:

     Not applicable.

SECTION 4. CERTAIN DEFINITIONS.

     For purposes of this Statement, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), except where the context otherwise requires:

          "GROSS-UP PAYMENT" means payment to a Holder of shares of MuniPreferred of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Holder to which such Gross-up Payment relates, would cause such Holder's dividends in dollars (after Federal and Pennsylvania income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Holder if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Holder. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (h) assuming that no Holder of shares of MuniPreferred is subject to the Federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Holder of shares of MuniPreferred at the maximum marginal combined regular Federal and Pennsylvania personal income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state taxes paid or incurred) or net capital gains, as applicable, or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made.

     "ISSUE TYPE CATEGORY" shall mean, with respect to a Municipal Obligation acquired by the Fund, (A) for purposes of calculating Moody's Eligible Assets as of any Valuation Date, one of the following categories into which such Municipal Obligation falls based upon a good faith determination by the Fund: health care issues (including issues related to teaching and non-teaching hospitals, public or private); housing issues (including issues related to single- and multi-family housing projects); educational facilities issues (including issues related to public and private schools); student loan issues; resource recovery issues, transportation issues (including issues related to mass transit, airports and highways); industrial development bond issues (including issues related to pollution control facilities); utility issues (including issues related to the provision of gas, water, sewers and electricity); general obligation issues; lease obligations (including certificates of participation); escrowed bonds, and other issues ("Other Issues") not failing within one of the aforementioned categories; and (B) for purposes of calculating S&P Eligible Assets as of any Valuation Date, one of the following categories into which such Municipal Obligation falls based upon a good faith determination by the Fund: health care issues (including issues related to teaching and non-teaching hospitals, public or private); housing issues (including issues related to single- and multi-family housing projects); educational facilities issues (including issues related to public and private schools); student loan issues, transportation issues (including issues related to mass transit, airports and highways); industrial development bond issues (including issues related to pollution control facilities); public power utilities issues (including issues related to the provision of electricity, either singly or in combination with the provision of other utilities, and issues related only to the provision of gas); water and sewer utilities issues (including issues related to the provision of water and sewers as well as combination utilities not falling within the public power utilities category); special utilities issues (including issues related to resource recovery, solid waste and irrigation as well as other utility issues not falling within the public power and water and sewer utilities categories); general obligation issues; lease obligations (including certificates of participation); escrowed bonds; and other issues ("Other Issues") not falling within one of the aforementioned categories.

     "MOODY'S DISCOUNT FACTOR" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

                                                     RATING CATEGORY
                            -----------------------------------------------------------------
EXPOSURE PERIOD             Aaa*     Aa-     A*     Baa*    Other**    (V)MIG-***    SP-1+***
---------------             ----    ----    ----    ----    -------    ----------    --------
7 weeks................     151%    159%    168%    202%      229%        136%         148%
  8 weeks or less but
  greater than seven
  weeks................     154     164     173     205       235         137          149
9 weeks or less but
  greater than eight
  weeks................     158     169     179     209       242         138          150

---------------
*    Moody's rating.

**   Municipal Obligations not rated by Moody's but rated BBB or BBB+ by S&P.

*** Municipal Obligations rated MIG-1 or VMIG-1 or, if not rated by Moody's, rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

     Notwithstanding the foregoing, (i) the Moody's Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG-1, VMIG-l or P-1 by Moody's and mature or have a demand feature at par exercisable in 30 days or less or 125% as long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

     "MOODY'S ELIGIBLE ASSET" shall mean cash, Receivables for Municipal Obligations Sold or a Municipal Obligation that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (PROVIDED, HOWEVER, that for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Obligation, such Municipal Obligation (excluding any short-term Municipal Obligation) shall be deemed to have a

Moody's rating which is one full rating category lower than its S&P rating),
(iii) does not have its Moody's rating suspended by Moody's, and (iv) is part of an issue of Municipal Obligations of at least $10,000,000. Except for general obligation bonds, Municipal Obligations issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB-rated municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P, may comprise no more than 6% of total Moody's Eligible Assets; such BBB, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets, and such BBB, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligation. Municipal Obligations falling within a particular Issue Type Category and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB-rated Municipal Obligations, if any, together with any Municipal Obligations falling within a particular Issue Type Category and rated Baa by Moody's or A by S&P, may comprise no more than 20% of total Moody's Eligible Assets; such BBB, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations falling within a particular Issue Type Category and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations falling within a particular Issue Type Category and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. For purposes of this definition, a Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB or BBB+ by S&P. Notwithstanding any other provision of this definition, (A) in the case of general obligation Municipal Obligations only, Municipal Obligations issued by issuers located within any one county and rated BEB by S&P may comprise no more than 4% of Moody's Eligible Assets; such BBB-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated Baa by Moody's or A by S&P, may comprise no more than 6% of Moody's Eligible Assets; such BBB, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated A by Moody's or AA by S&P, may comprise no more than 10% of Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Municipal

Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of Moody's Eligible Assets; and (B) in no event may
(i) student loan Municipal Obligations comprise more than 10% of Moody's Eligible Assets; (ii) resource recovery Municipal Obligations comprise more than 10% of Moody's Eligible Assets; and (iii) Other Issues comprise more than 10% of Moody's Eligible Assets. For purposes of applying the foregoing requirements, a Municipal Obligation rated BBB- by S&P shall not be considered to be rated BBB by S&P, Moody's Eligible Assets shall be calculated without including cash, and Municipal Obligations rated MIG-1 or VMIG-l or, if not rated by Moody's, rated SP-l+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to have a long-term rating of A. When the Fund sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moody's Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the MuniPreferred Basic Maintenance Amount. When the Fund purchases a Moody's Eligible Asset and agrees to sell it at a future date, such Eligible Asset shall be valued at the amount of cash to be received by the Fund upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 from Moody's and the transaction has a term of no more than 30 days, otherwise such Eligible Asset shall be valued at the Discounted Value of such Eligible Asset.

     Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Fund by Nuveen Advisory Corp., United States Trust Company of New York or the Auction Agent and (d) Liens by virtue of any repurchase agreement; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determining the MuniPreferred Basic Maintenance Amount.

     "OTHER ISSUES" shall have the respective meanings specified in the definition of "Issue Type Category."

     "RATE MULTIPLE," for shares of a series of MuniPreferred on any Auction Date for shares of such series, shall mean the percentage, determined as set forth below, based on the prevailing rating of shares of such series in effect at the close of business on the Business Day next preceding such Auction
Date:

          PREVAILING RATING                          PERCENTAGE
          -----------------                          ----------

          "aa3"/AA- or higher ......................    110%
          "a3"/A- ..................................    125%
          "baa3"/BBB- ..............................    150%
          "ba3"/BB- ................................    200%
          Below "ba3"/BB- ..........................    250%

PROVIDED, HOWEVER, that in the event the Fund has notified the Auction Agent of its intent to allocate income taxable for Federal income tax purposes to shares of such series prior to the Auction establishing the Applicable Rate for shares of such series, the applicable percentage in the foregoing table shall be divided by the quantity 1 minus the maximum marginal combined regular Federal and Pennsylvania personal income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state taxes paid or incurred) or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater.

     For purposes of this definition, the "prevailing rating" of shares of a series of MuniPreferred shall be (i) "aa3"/AA- or higher if such shares have a rating of "aa3" or better by Moody's and AA- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not "aa3"/AA- or higher, then "a3"/A- if such shares have a rating of "a3" or better by Moody's and A- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not "aa3"/AA- or higher or "aa3"/A-, then "baa3"/BBB- if such shares have a rating of "baa3" or better by Moody's and BBB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not "aa3"/AA- or higher, "a3"/A- or "baa3"/BBB-, then "ba3"/BB- if such shares have a rating of "ba3" or better by Moody's and BB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not "aa3"/AA- or higher, "a3"/A-, "baa3",/BBB-, or "ba3"/BB-, then Below "ba3"/BB-; PROVIDED, HOWEVER, that if such shares are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The Fund shall take all reasonable action necessary to enable either S&P or Moody's to provide a rating for shares of MuniPreferred. If neither S&P nor Moody's shall make such a rating available, the party set forth in Section 7 of APPENDIX A or its successor shall select at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of shares of the series of MuniPreferred set forth opposite such party's name in Section 7 of APPENDIX A and the Fund shall take all reasonable action to enable such rating agency to provide a rating for such shares.

     "S&P DISCOUNT FACTOR" shall mean, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

                                                   RATING CATEGORY
                                               -----------------------
          EXPOSURE PERIOD                      AAA*   AA*   A*    BBB*
          ---------------                      ----   ---   --    ----

 40 Business Days...........................    210%  215%  230%   270%
 22 Business Days...........................    190   195   210    250
 10 Business Days...........................    175   180   195    235
  7 Business Days...........................    170   175   190    230
  3 Business Days...........................    150   155   170    210

----------
  *  S&P rating.

     Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated A-1+ or SP-l+ by S&P and mature or have a demand feature exercisable within 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's; PROVIDED, HOWEVER, that any such Moody's-rated short-term Municipal Obligations which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least A-I+ from S&P; and FURTHER PROVIDED that such Moody's-rated short-term Municipal Obligations may comprise no more than 50% of short-term Municipal Obligations that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, rated MIG-1 or VMIG-1 by Moody's, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Obligations.

     "S&P ELIGIBLE ASSET" shall mean cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of MuniPreferred Basic Maintenance Amount), Receivables for Municipal Obligations Sold or a Municipal Obligation owned by the Fund that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in U.S. Dollars, (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (PROVIDED, HOWEVER, that such Moody's-rated Municipal Obligations will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; and FURTHER PROVIDED that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Obligation, such Municipal Obligation will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (iv) is not part of a private placement of Municipal Obligations; and
(v) is part of an issue of Municipal Obligations with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million (but in no event below $5 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Solely for purposes of this definition, the term "Municipal Obligation" means any obligation the interest on which is exempt from regular Federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities. Notwithstanding the foregoing limitations:

    (1) Municipal Obligations of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of S&P Eligible Assets;

    (2) Municipal Obligations guaranteed or insured by any one bond insurer shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

    (3) Municipal Obligations of any one Issue Type Category shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 20% of the aggregate Market Value of S&P Eligible Assets. For purposes of this requirement, Municipal Obligations shall be classified into one of the following categories: health care issues, housing issues, educational facilities issues, student loan issues, transportation issues, industrial development bond issues, public power utilities issues, water and sewer utilities issues, special utilities issues, general obligation issues, lease obligations, escrowed bonds and Other Issues not failing within one of the aforementioned categories. Furthermore, special utilities issues that are not rated by S&P shall not comprise S&P Eligible Assets; and

    (4) Non-Pennsylvania long-term Municipal Obligations shall be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Obligations does not exceed 20% of the aggregate Market Value of S&P Eligible Assets.

SECTION 5. INITIAL RATE PERIODS.

    The Initial Rate Period for shares of Series W MuniPreferred shall be the period from and including the Date of Original Issue thereof to but excluding June 20, 1991.

SECTION 6. DATE FOR PURPOSES of PARAGRAPH (yyy) CONTAINED UNDER THE HEADING "DEFINITIONS" IN THIS STATEMENT.

    November 30, 1993.

SECTION 7. PARTY NAMED FOR PURPOSES OF THE DEFINITION OF "RATE MULTIPLE" IN THIS STATEMENT.

    PARTY:                                     SERIES OF MUNIPREFERRED:

    Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated               W

SECTION 8. ADDITIONAL DEFINITIONS.

    "PENNSYLVANIA MUNICIPAL OBLIGATION" shall mean "Pennsylvania Municipal Obligation" as defined in the Fund's Registration Statement.

SECTION 9. DIVIDEND PAYMENT DATES.

    Except as otherwise provided in paragraph (d) of Section 2 of Part I of this Statement, dividends shall be payable on shares of Series W MuniPreferred on Thursday, June 20, 1991, and thereafter on each Thursday.

SECTION 10. AMOUNT FOR PURPOSES OF SUBPARAGRAPH (c)(i) OF SECTION 5 OF PART I OF THIS STATEMENT.

    $60,000,000.

SECTION 11. REDEMPTION PROVISIONS APPLICABLE TO INITIAL RATE PERIODS.

    Not applicable.

SECTION 12. APPLICABLE RATE FOR PURPOSES OF SUBPARAGRAPH (b)(iii) OF SECTION 3 OF PART II OF THIS STATEMENT.

    For purposes of subparagraph (b)(iii) of Section 3 of Part II of this Statement, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of (A) (I) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period consists of fewer than 183 Rate Period Days; (II) the Treasury Bill Rate on such Auction Date for such Rate Period, if such Rate Period consists of more than 182 but fewer than 365 Rate Period Days; or (III) the Treasury Note Rate on such Auction Date for such Rate Period, if such Rate Period is more than 364 Rate Period Days (the rate described in the foregoing clause (A)(I), (II) or (III), as applicable, being referred to herein as the "Benchmark Rate") and (B) I minus the maximum marginal combined regular Federal and Pennsylvania personal income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state taxes paid or incurred) or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater, PROVIDED, HOWEVER, that if the Fund has notified the Auction Agent of its intent to allocate to shares of such series in such Rate Period any net capital gains or other income taxable for Federal income tax purposes ("Taxable Income"), the Applicable Rate for shares of such series for such Rate Period will be (i) if the Taxable Yield Rate (as defined below) is greater than the Benchmark Rate, then the Benchmark Rate, or (ii) if the Taxable Yield Rate is less than or equal to the Benchmark Rate, then the rate equal to the sum of (x) the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of the Benchmark Rate multiplied by the factor set forth in the preceding clause (B) and (y) the product of the maximum marginal combined regular Federal and Pennsylvania personal income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state taxes paid or incurred) or the maximum marginal regular Federal corporate income tax applicable to ordinary income, whichever is greater, multiplied by the Taxable Yield Rate. For purposes of the foregoing, Taxable Yield Rate means the rate determined by (a) dividing the amount of Taxable Income available for distribution per such share of MuniPreferred by the number of days in the Dividend Period in respect of which such Taxable Income is contemplated to be distributed, (b) multiplying the amount determined in (a) above by 365 (in the case of a Dividend Period of 7 Rate Period Days) or 360 (in the case of any other Dividend Period), and (c) dividing the amount determined in (b) above by $50,000.